Exhibit 1.1

BROADSTONE NET LEASE, INC.

Common Stock ($0.00025 par value per share)

EQUITY DISTRIBUTION AGREEMENT

August 23, 2021

BMO Capital Markets Corp. 3 Times Square New York, New York 10036	Bank of Montreal 55 Bloor Street West, 18th Floor Toronto, Ontario MAW 1AF

BTIG, LLC 65 East 55th Street New York, NY 10022

Capital One Securities, Inc. 201 St. Charles Ave, Suite 1830 New Orleans, LA 70170

Goldman Sachs & Co. LLC 200 West Street New York, NY 10282	Goldman Sachs & Co. LLC 200 West Street New York, NY 10282-2198

J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179	JPMorgan Chase Bank, National Association 383 Madison Avenue New York, New York 10179

KeyBanc Capital Markets Inc. 127 Public Square, 4th Floor Cleveland, Ohio 44114	KeyBanc Capital Markets Inc. 127 Public Square, 4th Floor Cleveland, Ohio 44114

Morgan Stanley & Co. LLC 1585 Broadway New York, NY 10036	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036-8293

Regions Securities LLC 615 South College Street, Suite 600 Charlotte, NC 28202

Samuel A. Ramirez & Company, Inc. 61 Broadway New York, New York 10006

TD Securities (USA) LLC 1 Vanderbilt Avenue New York, NY 10017

Truist Securities, Inc. 3333 Peachtree Road NE, 11th Floor Atlanta, Georgia 30326	Truist Bank 3333 Peachtree Road NE, 11th Floor Atlanta, Georgia 30326

As Managers	As Forward Purchasers

Ladies and Gentlemen:

Broadstone Net Lease, Inc., a Maryland corporation (the “Company”), and Broadstone Net Lease, LLC, a New York limited liability company (the “Operating Partnership,” and, together with the Company, the “Transaction Parties”), each confirms its agreement (this “Agreement”) with each of BMO Capital Markets Corp., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, BTIG, LLC, Capital One Securities, Inc., KeyBanc Capital Markets Inc., Samuel A. Ramirez & Co., Inc., Regions Securities LLC, TD Securities (USA) LLC and Truist Securities, Inc., as sales agent, principal and/or (except in the case of BTIG, LLC, Capital One Securities, Inc., Samuel A. Ramirez & Co., Inc., Regions Securities LLC and TD Securities (USA) LLC) forward seller (in such capacity, each a “Manager” and together, the “Managers”), and each of Bank of Montreal, Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC and Truist Bank, as forward purchaser (in such capacity, each a “Forward Purchaser,” and together, the “Forward Purchasers”) with respect to the issuance and sale from time to time by the Company of shares (the “Shares”) of the Company’s common stock, $0.00025 par value per share (the “Common Stock”), having an aggregate offering price of up to $400,000,000 (the “Maximum Amount”) through or to a Manager, as sales agent or principal, on the terms and subject to the conditions set forth in this Agreement.

For purposes of clarity, it is understood and agreed by the parties hereto that, if Forward Hedge Shares (as defined below) are offered or sold through a Manager acting as forward seller for the applicable Forward Purchaser, then such Manager, as forward seller, shall be acting as sales agent for the applicable Forward Purchaser with respect to the offer and sale of such Forward Hedge Shares, and, except in cases where this Agreement expressly refers to a Manager acting as sales agent for the Company or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to a Manager acting as sales agent shall also be deemed to apply to such Manager when acting as forward seller, mutatis mutandis. Any Shares issued and sold by the Company through a Manager, as sales agent for the Company, or to a Manager, as principal, pursuant to this Agreement and, if applicable, any Terms Agreement (as defined below) are hereinafter sometimes called “Primary Shares.” Any shares of Common Stock to be delivered by the Company to a Forward Purchaser in settlement of all or any portion of the Company’s obligations under any applicable Confirmation (as defined below) are hereinafter sometimes called “Confirmation Shares.” References herein to this “Agreement” or to matters contained “herein” or “hereunder,” or words of similar import, mean this Agreement and, to the extent relevant and unless otherwise stated or the context otherwise requires, any Confirmation and any Terms Agreement.

The Company and the Operating Partnership have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Registration Nos. 333-257317 and 333-257317-01) for the registration of the Shares (the “registration statement”) under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations of the Commission thereunder (collectively, the “Rules and Regulations”). The Registration Statement (as defined below) sets forth the material terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the Transaction Parties and their business. Except where the context otherwise requires, the term “Registration Statement” means the registration statement, as amended at the time of the registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to each Manager, including (i) all documents filed as a part thereof or incorporated, or deemed to be incorporated, by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C of the Rules and Regulations, to be part of the registration statement at the effective time. Except where the context requires, the term “Basic Prospectus” means the prospectus dated June 23, 2021, filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus. Except where the context otherwise requires, the term “Prospectus Supplement” means the most recent prospectus supplement relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Transaction Parties to each Manager in connection with the offering of the Shares. Except where the context otherwise requires, the term “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the last sentence of Section 3(bb) and filed in accordance with the provisions of Rule 424(b) of the Rules and Regulations), together with the Basic Prospectus attached to or used with the Prospectus Supplement. “Permitted Free Writing Prospectus” has the meaning set forth in Section 3(g). Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus and any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated, or deemed to be incorporated, by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

The Transaction Parties confirm their agreement with each of the Managers and Forward Purchasers as follows:

1. Sale and Delivery of the Shares.

(a) Forward Transactions. The Company may, from time to time during the term of this Agreement, instruct the applicable Managers, each as forward seller, to offer and sell shares of Common Stock borrowed by the applicable Forward Purchaser or its affiliate (any such Shares, “Forward Hedge Shares”), in each case on the terms and subject to the conditions set forth in this Agreement, any Confirmation (as defined below) and any Terms Agreement (as defined below), as applicable.

The Company agrees that if it enters into one or more forward stock purchase transactions (each, a “Forward”) with a Forward Purchaser as set forth in one or more separate letter agreements (each, a “Master Confirmation”) and supplemented by one or more supplemental confirmations (each, a “Supplemental Confirmation,” and together with the relevant Master Confirmation, a “Confirmation”), substantially in the form set forth in Exhibit D (as supplemented by the applicable Forward Placement Notice (as defined in Section 1(b)(i) hereof)), relating to the applicable Forward, then the Company will, on the respective terms and subject to the respective conditions set forth in such Confirmation and in this Agreement (including the Company’s option to elect Cash Settlement or Net Share Settlement (each as defined in each applicable Confirmation)), deliver to the applicable Forward Purchaser, or a respective affiliate thereof (including the Manager affiliated with such Forward Purchaser), up to the maximum number of shares of Common Stock that may be sold and/or delivered in accordance with this Agreement in connection with such Confirmation. In connection therewith, it is contemplated that the applicable Forward Purchaser will offer and sell through the applicable Manager (which shall be either the same entity as the Forward Purchaser or an affiliate thereof), acting as forward seller on behalf of the Forward Purchaser on the terms and subject to the conditions set forth in this Agreement, Forward Hedge Shares to be borrowed by such Forward Purchaser or its affiliate. In the event of a conflict between the terms of this Agreement and those of any Confirmation (including the related Forward Placement Notice), the terms of such Confirmation shall control.

(b) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, if the Company enters into a Confirmation with a Forward Purchaser in accordance with Section 1(a) hereof, the applicable Manager, as forward seller on behalf of such Forward Purchaser, agrees to use its commercially reasonable efforts to offer and sell the Forward Hedge Shares to be borrowed by such Forward Purchaser or its affiliate on the terms and subject to the conditions set forth in the relevant Forward Placement Notice, this Agreement and the applicable Confirmation.

(i) The Forward Hedge Shares are to be sold on a daily basis or otherwise as shall be mutually agreed upon by the Company, the applicable Manager and the relevant Forward Purchaser on any day that (a) is a trading day for the New York Stock Exchange (the “Exchange”) (other than a day on which the Exchange is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”), (b) the Company, through any Authorized Company Representative, has instructed the applicable Manager by telephone (confirmed promptly by electronic mail) to make sales of Shares on terms acceptable to such Manager and (c) the Company has satisfied its obligations under Section 4 hereof.

If the Company wishes that a Manager, as forward seller, offer and sell Forward Hedge Shares, it will so designate in a notice delivered by electronic mail to the applicable Manager and the applicable Forward Purchaser, substantially in the form attached hereto as Exhibit E (a “Forward Placement Notice”). Such Forward Placement Notice shall specify: (1) any minimum price below which sales of Forward Hedge Shares may not be effected, (2) (A) the Forward Hedge Selling Period (as defined below), (B) the maximum aggregate gross sales price or the maximum number of Forward Hedge Shares to be sold by the applicable Manager over the Forward Hedge Selling Period specified in such notice (such maximum aggregate gross sales price or share number, the “Aggregate Maximum Forward Hedge Amount”), (C) the Forward Seller Commission (as defined below), (D) the Spread, (E) the Initial Stock Loan Rate, (F) the Maximum Stock Loan Rate, (G) the Trade Date, (H) the

Maturity Date, (I) the Forward Price Reduction Dates and (J) the Forward Price Reduction Amounts (each as defined in each applicable Confirmation), and (3) the maximum amount of Forward Hedge Shares to be sold by the applicable Manager daily. The Forward Placement Notice may also specify any other limitations agreed to by the applicable Manager and the relevant Forward Purchaser. Such Manager and such Forward Purchaser shall promptly, and in any event prior to the opening of trading on the Trading Day following the Trading Day on which such Forward Placement Notice was delivered, choose to (x) accept the terms proposed in such Forward Placement Notice, (y) decline to participate in the proposed Forward or (z) propose amended terms upon which to participate in the proposed Forward; provided, however, that in the case of clause (z), the Company may accept or reject such amended terms in its sole discretion no later than on the Trading Day following the Trading Day on which such Manager and such Forward Purchaser proposed amended terms and, if no response is delivered on such date, the amended terms shall be deemed rejected.

Subject to the terms and conditions of this Section 1(b), the applicable Manager may sell Forward Hedge Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Act (an “At the Market Offering”), including without limitation sales made directly on the Exchange, on any other existing trading market for the Shares to or through a market maker, or directly to any customer or client of the applicable Manager. The applicable Manager may also sell Forward Hedge Shares by any other method permitted by law, including but not limited to in privately negotiated transactions, as agreed upon by the Company, such Manager and, if applicable, such Forward Purchaser. The “Forward Hedge Selling Period” means the period of such number of consecutive Trading Days (as specified in the applicable Forward Placement Notice), beginning on the date specified in such Forward Placement Notice or, if such date is not a Trading Day, the next Trading Day following such date and ending on the applicable Hedge Completion Date (as defined in each applicable Confirmation); provided, however, that if, prior to the scheduled end of any Forward Hedge Selling Period (x) any event occurs that would permit the Forward Purchaser to designate a Scheduled Trading Day as an Early Valuation Date (each as defined in each applicable Confirmation) under, and pursuant to, the provisions of Section 2 of the applicable Confirmation or (y) a Bankruptcy Termination Event (as defined in each applicable Confirmation) occurs, then the Forward Hedge Selling Period shall, upon the applicable Manager, as forward seller, becoming aware of such occurrence, immediately terminate as of the first such occurrence; and provided, further, that any Forward Hedge Selling Period then in effect shall immediately terminate upon the termination of this Agreement.

(ii) Prior to the opening of trading on the Trading Day immediately following acceptance of a Forward Placement Notice in accordance with Section 1(b)(i), the Company shall have executed and delivered a Master Confirmation to the applicable Forward Purchaser substantially in the form set forth in Exhibit D hereto and consistent with such Forward Placement Notice; provided that the Company shall be required to only execute one Master Confirmation with each Forward Purchaser. Prior to the opening of trading on the Trading Day immediately following acceptance of a Forward Placement Notice in accordance with Section 1(b)(i), the Company shall have executed and delivered a Supplemental Confirmation to the applicable Forward Purchaser in form and substance satisfactory to such Forward Purchaser relating to such Forward.

(iii) The compensation to each Manager, as forward seller for the applicable Forward Purchaser, for sales of Forward Hedge Shares shall be at a mutually agreed rate (the “Forward Seller Commission”) not to exceed 2.0%. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company or the Forward Purchasers, as applicable, from the sale of such Shares (the “Net Proceeds”).

(iv) Each Manager, as forward seller hereunder, shall provide written confirmation to the Company and the relevant Forward Purchaser (which may be by electronic mail) as soon as is reasonably practicable following the close of trading on the Exchange each day on which Shares are sold pursuant to this Section 1(b) setting forth (A) the number of Forward Hedge Shares sold on such day, (B) the Net Proceeds to the Company or the Forward Purchaser, as applicable, (C) the Initial Forward Price (as defined in each applicable Confirmation) as of such day under any Confirmation pursuant to which Forward Hedge Shares were sold on such day, (D) the aggregate gross sales proceeds of such Forward Hedge Shares and (E) any compensation payable by the Company to such Manager or Forward Purchaser with respect to such sales.

(v) On each settlement date for the sale of Forward Hedge Shares through a Manager as forward seller for the applicable Forward Purchaser (each such day, a “Forward Settlement Date”), the Net Proceeds from the sale of such Forward Hedge Shares shall be delivered to the applicable Forward Purchaser in same day funds to an account designated by the applicable Forward Purchaser in writing prior to such Forward Settlement Date against receipt of the Forward Hedge Shares sold. Settlement for all such Forward Hedge Shares shall be effected by free delivery of the Forward Hedge Shares by the relevant Forward Purchaser to the applicable Manager’s account, or to the account of such Manager’s designee at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the relevant parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form.

(vi) Each sale of the Forward Hedge Shares through a Manager shall be made in accordance with the terms of this Agreement and the applicable Confirmation.

(vii) The Company acknowledges and agrees that (i) there can be no assurance that any Manager will be successful in selling Forward Hedge Shares or that any Forward Purchaser or its affiliate will be successful in borrowing any Forward Hedge Shares, (ii) no Manager will incur any liability or obligation to the Company or any other person or entity if it does not sell Forward Hedge Shares for any reason other than a failure by such Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Forward Hedge Shares in accordance with the terms of this Agreement, and (iii) other than to the extent set forth in the applicable Confirmation, no Forward Purchaser will incur any liability or obligation to the Company or any other person or entity if it or its affiliate does not borrow Forward Hedge Shares for any reason other than a failure by such Forward Purchaser to use its commercially reasonable efforts to borrow or cause its affiliate to borrow such Forward Hedge Shares, subject in all respects to Section 1(b)(ix).

(viii) The Company agrees to reserve and keep available at all times, free of preemptive rights, a number of shares of Common Stock equal to two times the number of Confirmation Shares for the purpose of enabling the Company to satisfy its obligations under this Agreement and each applicable Confirmation.

(ix) Notwithstanding anything herein to the contrary, in the event that either (A) despite using commercially reasonable efforts, a Forward Purchaser or its affiliate is unable to borrow and deliver a number of Forward Hedge Shares equal to the Aggregate Maximum Forward Hedge Amount for sale under this Agreement, as set forth in the relevant Forward Placement Notice pursuant to this Section 1(b), or (B) in the commercially reasonable judgment of such Forward Purchaser, after using commercially reasonable efforts it is either impracticable to do so or such Forward Purchaser or its affiliate would incur a stock loan cost that is equal to or greater than the applicable Maximum Stock Loan Rate (as defined in each applicable Confirmation) to do so, then the applicable Manager, as forward seller, shall be obligated to use commercially reasonable efforts to sell only the aggregate number of Forward Hedge Shares that such Forward Purchaser is able to, and that in the commercially reasonable judgment of such Forward Purchaser it is practicable to, so borrow below such cost. For the avoidance of doubt, the obligations of any Manager hereunder with respect to the borrowing, offer or sale of any Forward Hedge Shares in connection with a Forward shall be subject to the related Confirmation being effective and not having been terminated.

(c) Agency Transactions. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, each of the Transaction Parties and each of the Managers agree that the Company may issue and sell through any Manager, as sales agent for the Company, Shares (an “Agency Transaction”) as follows:

(i) The Company may, from time to time, propose to any such Manager the terms of an Agency Transaction by means of a telephone call (confirmed promptly by electronic mail in a form substantially similar to Exhibit A hereto (an “Agency Transaction Notice”)) from any of the individuals listed as authorized representatives of the Company on Schedule 1 hereto (each, an “Authorized Company Representative”), such proposal to include: the Trading Day(s) on which the Shares are to be sold ; the maximum number of Shares that the Company wishes to sell in the aggregate and on each Trading Day; and the minimum price at which the Company is willing to sell the Shares (the “Floor Price”).

(ii) If such Manager wishes to accept the terms for an Agency Transaction, which it may decline to do for any reason in its sole discretion, or, following discussions with the Company, wishes to accept amended terms, it shall promptly confirm the terms by countersigning the Agency Transaction Notice for such Agency Transaction and emailing it to an Authorized Company Representative.

(iii) Subject to the terms and conditions hereof, such Manager shall use its commercially reasonable efforts to sell all of the Shares designated in, and subject to the terms of, such Agency Transaction Notice. The applicable Manager shall not sell any Share at a price lower than the Floor Price. The Transaction Parties acknowledge and agree with such Manager that (x) there can be no assurance that such Manager will be successful in selling all or any of such Shares, (y) such Manager shall incur no liability or obligation to the Transaction

Parties or any other person or entity if it does not sell any Shares for any reason and (z) such Manager shall be under no obligation to purchase any Shares on a principal basis pursuant to this Agreement (except in the case of a Principal Transaction (as defined below) pursuant to this Agreement and the relevant Terms Agreement (as defined below)).

(iv) If the terms of any Agency Transaction as set forth in an Agency Transaction Notice contemplate that the Shares shall be sold on more than one Trading Day, then the Company and the applicable Manager shall mutually agree to such additional terms and conditions as they deem necessary in respect of such multiple Trading Days, and such additional terms and conditions shall be binding to the same extent as any other terms contained in the relevant Agency Transaction Notice.

(v) The applicable Manager, as sales agent in an Agency Transaction, shall not make any sales of the Shares on behalf of the Company, pursuant to this Agreement, other than (x) by means of ordinary brokers’ transactions that qualify for delivery of the Prospectus in accordance with Rule 153 of the Rules and Regulations and meet the definition of an “at the market offering” under Rule 415(a)(4) of the Rules and Regulations and (y) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and such Manager in writing.

(vi) The compensation to the applicable Manager for sales of the Shares in an Agency Transaction with respect to which such Manager acts as sales agent hereunder shall be shall be as set forth in the Agency Transaction Notice for such Agency Transaction but shall not exceed 2.0% of the gross offering proceeds of the Shares sold in such Agency Transaction. The applicable Manager shall provide written confirmation to the Company (which may be provided by email to an Authorized Company Representative) following the close of trading on the Exchange on each Trading Day on which Shares are sold in an Agency Transaction under this Agreement, setting forth (i) the number of Shares sold on such Trading Day, (ii) the gross offering proceeds received from such sales, (iii) the commission payable by the Transaction Parties to such Manager with respect to such sales and (iv) the net offering proceeds (being the gross offering proceeds for such sales less the commission payable for such sales) (the “Net Offering Proceeds”).

(vii) Settlement for sales of the Shares in an Agency Transaction pursuant to this Agreement shall occur on the second Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, an “Agency Settlement Date”). On each Agency Settlement Date, the Shares sold through a Manager in Agency Transactions for settlement on such date shall be issued and delivered by the Company to such Manager against payment by such Manager to the Company of the Net Offering Proceeds from the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to the applicable Manager’s or its designee’s account (provided that such Manager shall have given the Company written notice of such designee prior to the relevant Agency Settlement Date) at The Depository Trust Company or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payment in same-day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Shares on any Agency Settlement Date, the Transaction Parties shall (i) hold the applicable Manager harmless against any loss, claim, damage, or expense (including, without limitation, reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay such Manager any commission, discount or other compensation to which it would otherwise be entitled absent such default.

(d) Principal Transactions. If the Company wishes to issue and sell the Primary Shares other than as set forth in subsection (b) of this Section 1 (each, a “Principal Transaction”), the Company will notify the applicable Manager of the proposed terms of such Principal Transaction. If the applicable Manager, acting as principal, wishes to accept such proposed terms, which it may decline to do for any reason in its sole discretion, or, following discussions with the Company, wishes to accept amended terms, such Manager and the Company will enter into an agreement in substantially the form of Exhibit B hereto (each, a “Terms Agreement”) that sets forth the terms of such Principal Transaction, including, without limitation, the time, date and place of delivery of and payment for the Shares to be sold pursuant to such Principal Transaction (each of such date and each Agency Settlement Date and Forward Settlement Date (as defined in Section 1(b)(v)), a “Settlement Date”). The terms set forth in a Terms Agreement shall not be binding on the Company or the applicable Manager unless and until each of the Company and such Manager has executed such Terms Agreement accepting all of such terms. The commitment of the applicable Manager to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Transaction Parties herein contained and shall be subject to the terms and conditions herein set forth. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement shall control.

(e) Maximum Number of Shares. Under no circumstances shall the Transaction Parties propose to a Manager or Forward Purchaser, or such Manager or Forward Purchaser effect, a sale of Shares pursuant to this Agreement if such sale would (i) cause the aggregate gross sales proceeds of the Shares sold pursuant to this Agreement (including any Forward Hedge Shares, but not including any Confirmation Shares (as defined below)) to exceed the Maximum Amount, (ii) cause the number of Shares sold to exceed the number of shares of Common Stock available for offer and sale under the then effective Registration Statement or (iii) cause the number of Shares sold pursuant to this Agreement to exceed the number of Shares authorized from time to time to be issued and sold pursuant to this Agreement by the Company’s board of directors, or a duly authorized committee thereof, and notified to such Manager or Forward Purchaser in writing. In addition, (x) the sum of (1) the number of Confirmation Shares issued under all Confirmations that have settled as of the contemplated date of delivery, (2) the aggregate Capped Number (as defined in each applicable Confirmation) under all Confirmations outstanding as of the contemplated date of delivery that have not settled and (3) the proposed Capped Number for the Confirmation related to such Forward Placement Notice shall not exceed (y) 19.99% of the number of shares of Common Stock outstanding as of the date of this Agreement.

(f) Regulation M. If any party hereto has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, it shall promptly notify the other party and sales of Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party hereto.

(g) Black-out Periods. Notwithstanding any other provision of this Agreement, no sales of Shares shall take place, the Company shall not offer, sell or deliver, or request the offer or sale of, any Shares and, by notice to the applicable Manager and, if applicable, the relevant Forward Purchaser, shall cancel any instructions for the offer or sale of any Shares, and no Managers shall be obligated to offer or sell any Shares (a) during any period in which the either of the Transaction Parties is, or could be deemed to be, in possession of material non-public information, or (b) from 10 business days prior to the date of any public announcement or release disclosing the Company’s results of operations or financial condition for a completed quarterly or annual fiscal period through and including the time that is 24 hours after the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such announcement or release.

(h) Daily Trades. The Company agrees that (i) any offer to sell, any solicitation of an offer to buy, or any sales of Shares shall only be effected by or through one Manager on any single given day, (ii) it shall in no event request that more than one Manager sell Shares on the same day, and (iii) it shall in no event request that a Manager offer and sell Shares (whether acting as sales agent, forward seller or principal) during any Unwind Period (as defined in each applicable Confirmation).

(i) Suspension. The Company, acting through an Authorized Company Representative, or the applicable Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend an offering of the Shares; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice and any Confirmation executed and delivered by the Company and a Forward Purchaser prior to the receipt of such notice under which Forward Hedge Shares have been sold.

(j) Continuing Accuracy of Representations and Warranties. At each Time of Sale, Settlement Date, Representation Date and Trade Date (as defined in each applicable Confirmation), the Transaction Parties shall be deemed to have affirmed each representation and warranty contained in this Agreement and any obligation of any Manager to use its commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Transaction Parties herein, to the performance by the Transaction Parties of their obligations hereunder and to the continuing satisfaction of the conditions specified in Section 4 of this Agreement.

2. Representations and Warranties of the Transaction Parties. Each of the Company and the Operating Partnership, jointly and severally, represents and warrants to, and covenants with, each Manager and each Forward Purchaser as follows:

(a) Effectiveness of Registration. The Registration Statement and any post-effective amendment thereto have become effective. The Company and the Operating Partnership have responded to all requests, if any, of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company or the Operating Partnership, are contemplated or threatened by the Commission. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Rules and Regulations) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Rules and Regulations, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Rules and Regulations. The Registration Statement is an “automatic shelf registration statement”, as defined in Rule 405 of the Rules and Regulations, and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on an “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Rules and Regulations objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement form.

(b) Accuracy of the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus. (i) At the respective times the Registration Statement and any post-effective amendment thereto became effective, (ii) at each deemed effective date with respect to any Manager pursuant to Rule 430B(f)(2) under the Act, (iii) as of each Time of Sale (as defined below), (iv) at each Settlement Date and (v) at all times during such period as the Prospectus is required by law to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 of the Rules and Regulations or any similar rule) in connection with sales of the Shares (the “Prospectus Delivery Period”), the Registration Statement complied and will comply in all material respects with the Act and the Rules and Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of each Time of Sale and each Settlement Date and at all times during the Prospectus Delivery Period, the Prospectus, as amended or supplemented, complied and will comply in all material respects with the Act and the Rules and Regulations, and, together with all of the then issued Permitted Free Writing Prospectuses, if any, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Basic Prospectus (including any amendment thereto) complied when so filed in all material respects with the Rules and Regulations, and the Prospectus (including the Basic Prospectus included therein) delivered to any Manager or Forward Purchaser for use in connection with the transactions contemplated by this Agreement is identical to the electronically transmitted copy thereof filed with the Commission on its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system or any successor system thereto, except to the extent permitted by Regulation S-T. The foregoing representations and warranties in this Section 2(b) do not apply to any statements contained in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information relating to any Manager or Forward Purchaser furnished in writing to the Company by any Manager or Forward Purchaser specifically for inclusion in the Registration Statement, the Prospectus or any

Permitted Free Writing Prospectus (or any amendment or supplement thereto), which constitutes the information set forth in Schedule 2 hereto. “Time of Sale” means, (i) with respect to each offering of Shares pursuant to this Agreement, the time of the applicable Manager’s (acting as sales agent or forward seller, as applicable) initial entry into contracts with investors for the sale of such Shares and (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Shares.

(c) Documents Incorporated by Reference. The Incorporated Documents, at the time they were or hereafter are filed with the Commission, conformed and will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective, as of each Time of Sale and each Settlement Date and at all times during the Prospectus Delivery Period, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Free Writing Prospectuses. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) of the Rules and Regulations has been, or will be, filed with the Commission in accordance with the requirements of the Act and the Rules and Regulations. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Rules and Regulations or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Act and the Rules and Regulations. Each free writing prospectus, as of its issue date and at all subsequent times through the completion of the offer and sale of the Shares or until any earlier date that the Company notified or notifies the Manager and the Forward Purchasers, did not, does not and will not include any material information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus. Except for the Permitted Free Writing Prospectuses, if any, the Company has not prepared, used or referred to, and will not, prepare, use or refer to, any free writing prospectus.

(e) Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included in the Registration Statement and the Prospectus, comply in all material respects with the applicable requirements of the Act and, in the case of the financial statements of the Company, present fairly the financial position of the Company and its consolidated subsidiaries, as of the dates indicated and the results of their operations and the changes in their cash flows, and in the case of the financial statements of the Industrial Portfolio Acquisition, present fairly its revenues and operating expenses, in each case, for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Registration Statement present fairly the information required to be stated therein; the other financial information included in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby; all disclosures included in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of Commission) comply with Regulation G of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the

“Exchange Act”) and Item 10 of Regulation S-K of the Act, to the extent applicable; and the pro forma financial information and the related notes thereto included in the Registration Statement and the Prospectus have been prepared in accordance with the applicable requirements of the Act and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement and the Prospectus.

(f) No Material Adverse Change. Since the date of the most recent financial statements of the Company included in the Registration Statement and the Prospectus, (i) there has not been any change in the capital stock (other than, in each case as described in the Registration Statement and the Prospectus, (1) the issuance of shares of Common Stock upon exercise of outstanding stock options and warrants, (2) the grant of options and awards under existing equity incentive plans, including the Broadstone Net Lease, Inc. 2020 Omnibus Equity and Incentive Plan, and (3) any dividend or distribution of any kind contemplated, declared, set aside for payment, paid or made by either of the Transaction Parties on any class of its capital stock, in the case of the Company, or on membership units (“OP Units”) of the Operating Partnership, in the case of the Operating Partnership), non-controlling interests, short-term debt or long-term debt of the Transaction Parties or any of their respective subsidiaries, or other form of ownership interests, as applicable, or any material adverse change or any development involving a prospective material adverse change in or affecting the business, the real properties owned or leased by the Transaction Parties and their respective subsidiaries (collectively, the “Properties”), management, results of operations, financial condition or stockholders’ equity of the Transaction Parties and their subsidiaries taken as a whole (a “Material Adverse Change”); (ii) neither the Transaction Parties nor any of their respective subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Transaction Parties and their subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent (including off-balance sheet obligations), that is material to the Transaction Parties and their subsidiaries taken as a whole; and (iii) neither the Transaction Parties nor any of their respective subsidiaries has sustained any loss or interference with its business that is material to the Transaction Parties and their subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement and the Prospectus.

(g) Organization and Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, as described in the Registration Statement and the Prospectus, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, Properties, management, financial position, stockholders’ equity or results of operations of the Transaction Parties and their subsidiaries taken as a whole or on the performance by the Transaction Parties of their obligations under this Agreement (a “Material Adverse Effect”).

(h) Organization and Good Standing of Subsidiaries. Each significant subsidiary of the Company (including, without limitation, the Operating Partnership) has been duly organized or formed, as applicable, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all corporate, trust, partnership, limited liability company or similar power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, as described in the Registration Statement and the Prospectus, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the most recently ended fiscal year and certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary. The only “significant subsidiaries” of the Company within the meaning of Section 1-02 of Regulation S-X promulgated under the Exchange Act are (1) the Operating Partnership and (2) the Company’s taxable REIT subsidiaries taken as a whole.

(i) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company, have been duly and validly authorized and issued and are fully paid and non-assessable, are not subject to any pre-emptive or similar rights and have been offered and sold in compliance with U.S. federal and applicable state securities laws; except as described in or expressly contemplated by the Registration Statement and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus; and all the issued and outstanding shares of capital stock or other equity interests of each subsidiary (including, without limitation, all of the issued and outstanding OP Units) owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(j) No Stock Options. Except as disclosed in the Registration Statement and the Prospectus, neither of the Transaction Parties nor any of their subsidiaries has granted to any person or entity a stock option pursuant to an equity-based compensation plan.

(k) Due Authorization. Each of the Transaction Parties has full right, power and authority to execute and deliver this Agreement, any Terms Agreement and any Confirmation and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by the Transaction Parties of this Agreement and the consummation by the Transaction Parties of the transactions contemplated hereby has been duly and validly taken and for each Terms Agreement and Confirmation will be duly and validly taken.

(l) Transaction Agreements. This Agreement has been, and any Terms Agreement will have been, duly authorized, executed and delivered by each of the Transaction Parties. The form of Confirmation has been duly authorized by the Company. When executed and delivered by the Company, each Confirmation (including the relevant Supplemental Confirmation to the applicable Master Confirmation) (i) will be, at the time of execution and delivery thereof, duly authorized, executed and delivered by the Company and, (ii) assuming the due authorization, execution and delivery thereof by the applicable Forward Purchaser, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution, by federal or state securities law or principles of public policy.

(m) The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights. The Primary Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform to descriptions thereof in the Registration Statement and the Prospectus; the Confirmation Shares have been duly and validly authorized and reserved for issuance to each Forward Purchaser, or its affiliate, pursuant to the applicable Confirmation; when such Confirmation Shares are issued and delivered by the Company to such Forward Purchaser against payment of any consideration required to be paid by such Forward Purchaser pursuant to the terms of such Confirmation, such Confirmation Shares will be duly and validly issued and fully paid and nonassessable and will conform to descriptions thereof in the Registration Statement and the Prospectus.

(n) Ownership and Description of OP Units. The Second Amended and Restated Limited Liability Company Agreement of the Operating Partnership (the “Operating Partnership Agreement”) is in full force and effect, and, the aggregate percentage interests of the Company and the non-managing members in the Operating Partnership are set forth in the Registration Statement and the Prospectus. The Company will contribute the proceeds from any sale of Shares pursuant to this Agreement and upon any Physical Settlement (as defined in each applicable Confirmation) or Cash Settlement of each applicable Confirmation to the Operating Partnership in exchange for OP Units equal to the number of such Shares and such Confirmation Shares, as applicable. All of the OP Units issued to the Company in consideration of the contribution of the proceeds from any sale of Shares pursuant to this Agreement and upon any Physical Settlement or Cash Settlement of each applicable Confirmation to the Operating Partnership have been duly authorized and, will be validly issued, fully paid and non-assessable and will be owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and none of such OP Units will be issued in violation of any preemptive rights, resale rights, rights of first offer or refusal or other similar rights. The terms of the OP Units conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. Except as disclosed in the Registration Statement and the Prospectus, (A) no OP Units are reserved for any purpose, (B) there are no outstanding securities convertible into or exchangeable for any OP Units or any other ownership interests of the Operating Partnership and (C) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for OP Units or any other ownership interests of the Operating Partnership.

(o) Descriptions of the Transaction Agreements. This Agreement and any Confirmation conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

(p) No Violation or Default. Neither of the Transaction Parties nor any of their respective subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either of the Transaction Parties or any of their respective subsidiaries is a party or by which either of the Transaction Parties or any of their respective subsidiaries is bound or to which any property or asset of either of the Transaction Parties or any of their respective subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company and its subsidiaries, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(q) No Conflicts. The execution, delivery and performance by the Transaction Parties of this Agreement, any Terms Agreement and any Confirmation, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement, any Terms Agreement and any Confirmation, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of either of the Transaction Parties or any of their respective subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either of the Transaction Parties or any of their respective subsidiaries is a party or by which either of the Transaction Parties or any of their respective subsidiaries is bound or to which any property, right or asset of either of the Transaction Parties or any of their respective subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of either of the Transaction Parties or any of their respective subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(r) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Transaction Parties of this Agreement, any Terms Agreement and any Confirmation, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement, any Terms Agreement or any Confirmation, except for the registration of the Shares under the Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by any Manager.

(s) Legal Proceedings. Except as described in the Registration Statement and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which either of the Transaction Parties or any of their respective subsidiaries is or may be a party or to which any property of either of the Transaction Parties or any of their respective subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the either of the Transaction Parties or any of their respective subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such Actions are threatened or, to the knowledge of either of the Transaction Parties, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus.

(t) Independent Accountants. Deloitte & Touche LLP (the “Accountants”), who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Transaction Parties within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.

(u) Title to Real and Personal Property. (i) The Transaction Parties and their subsidiaries have good and marketable fee simple title to, or leasehold interest under a lease in, the Properties, in each case, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims or equities of any kind other than those that (A) are described in the Registration Statement and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such Property and do not materially interfere with the use made and proposed to be made of such Property by the Transaction Parties and any of their respective subsidiaries; (ii) except as would not, singly or in the aggregate, result in a Material Adverse Effect, each of the leases under which a Transaction Party or one of its subsidiaries is a tenant relating to a Property are in full force and effect, and (A) no default or event of default has occurred under any such lease with respect to such Property and none of the Transaction Parties or any of their respective subsidiaries has received any notice of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under such lease and (B) none of the Transaction Parties or any of their respective subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Transaction Parties or any of their respective subsidiaries under any of the leases mentioned above, or affecting or questioning the rights of the Transaction Parties and any of their respective subsidiaries to the continued possession of the leased premises under any such lease; (iii) except as disclosed in the Registration Statement and the Prospectus, no tenant under any of the leases of the Properties to which a Transaction Party or any of its subsidiaries is a party (as a landlord) (the “Leases”) has a right of first refusal or an option to purchase any Property, which, if exercised, would reasonably be expected to have a Material Adverse Effect; (iv) the Transaction Parties have no actual knowledge that any Property fails to comply with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to such Property), except for such failures to comply that would not, singly or in the aggregate, result in a Material Adverse Effect; (v) no mortgage or deed of trust encumbering any Property is convertible into ownership interests in a Transaction Party or any of its subsidiaries; and (vi) none of the Transaction Parties or any of their respective subsidiaries or, to the knowledge of either of the Transaction Parties and except as described in the Registration Statement and the Prospectus, any lessee under a Lease is in default under any of the Leases and none of the Transaction Parties or any of their respective subsidiaries knows of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under any of the Leases, except, in each case, for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect.

(v) Intellectual Property. (i) The Transaction Parties and their respective subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses; (ii) to the knowledge of either of the Transaction Parties, the Transaction Parties’ and their respective subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) the Transaction Parties and their respective subsidiaries have not received any written notice of any claim relating to Intellectual Property; and (iv) to the knowledge of either of the Transaction Parties, the Intellectual Property of the Transaction Parties and their respective subsidiaries is not being infringed, misappropriated or otherwise violated by any person.

(w) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among either of the Transaction Parties or any of their subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Transaction Parties or any of their subsidiaries, on the other, that is required by the Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents.

(x) Investment Company Act. Neither of the Transaction Parties is and, after giving effect to the offering and sale of the Shares pursuant to this Agreement and any Terms Agreement and the offering, sale and delivery of the Confirmation Shares pursuant to any Confirmation and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(y) Taxes. The Transaction Parties and their subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except for any taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP, or where the failure to pay or file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in each of the Registration Statement and the Prospectus or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no tax deficiency that has been asserted in writing against the Transaction Parties or any of their respective subsidiaries or any of their respective properties or assets.

(z) Licenses and Permits. The Transaction Parties and their respective subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement and the Prospectus, neither of the Transaction Parties nor any of their respective subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has actual knowledge that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(aa) No Labor Disputes. No labor disturbance by or dispute with employees of the Transaction Parties or any of their respective subsidiaries exists or, to the knowledge of either of the Transaction Parties, is contemplated or threatened, and neither of the Transaction Parties are aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.

(bb) Certain Environmental Matters. Except as described in the Prospectus, (i) the Transaction Parties and their respective subsidiaries (x) are in compliance with all applicable federal, state, local and foreign laws (including common law), rules, regulations, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety (as it relates to exposure to hazardous or toxic substances), the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (z) have not received written notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) to the knowledge of either of the Transaction Parties, there are no costs or liabilities arising under Environmental Laws of or relating to the Transaction Parties or their respective subsidiaries, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the Prospectus, (x) there is no proceeding involving potential monetary sanctions that is pending, or that is known to be contemplated, against the Transaction Parties or their respective subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Transaction Parties and their respective subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Transaction Parties and their respective subsidiaries, and (z) none of the Transaction Parties or their respective subsidiaries anticipates that material capital expenditures for environmental control facilities will be required in the current or succeeding fiscal years or in any further periods as may be material.

(cc) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any “benefit plan investor” within the meaning of the Department of Labor regulation at 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and (iv) none of the Company or any member of its Controlled Group (A) has any liability under Title IV of ERISA or (B) sponsors, maintains or contributes to any Plan, or has any obligation to sponsor, maintain or contribute to any Plan, except in each case with respect to the events or conditions set forth in (i) through (iv) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(dd) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the applicable requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ee) Accounting Controls. The Company and its subsidiaries maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that is designed to comply with the applicable requirements of the Exchange Act and has been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Based on the Company’s most recent evaluation of its internal controls over financial reporting pursuant to Rule 13a-15(c) of the Exchange Act, except as disclosed in the Registration Statement and the Prospectus, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(ff) Insurance. The Transaction Parties and their subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks adequate, in the reasonable judgment of the Transaction Parties, to protect the Transaction Parties and their subsidiaries and their respective businesses and that are customary for the businesses in which they are engaged; and neither the Transaction Parties nor their respective subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(gg) Cybersecurity; Data Protection. The Transaction Parties and their subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Transaction Parties and their subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Transaction Parties and their subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and, to the knowledge of either of the Transaction Parties, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost, liability or obligation, nor any incidents under internal review or investigations relating to the same. The Transaction Parties and their subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(hh) No Unlawful Payments. Neither of the Transaction Parties nor any of their respective subsidiaries nor any director or officer of the Transaction Parties or any of their respective subsidiaries nor, to the knowledge of either of the Transaction Parties, or any employee of the Transaction Parties or any of their respective subsidiaries, any agent, affiliate or other person associated with or acting on behalf of the Transaction Parties or any of their respective subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries will not use, directly or indirectly, the proceeds of the offering of the Shares hereunder in furtherance of an offer, promise, or authorization of any direct or indirect unlawful payment or benefit in violation of any applicable anti-bribery or anti-corruption laws. The Transaction Parties and their subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ii) Compliance with Anti-Money Laundering Laws. The operations of the Transaction Parties and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Transaction Parties or any of their subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Transaction Parties or any of their subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of either of the Transaction Parties, threatened.

(jj) No Conflicts with Sanctions Laws. Neither the Transaction Parties nor any of their respective subsidiaries nor any director or officer of the Transaction Parties or any of their respective subsidiaries nor, to the knowledge of either of the Transaction Parties, any employee of the Transaction Parties or any of their respective subsidiaries, any agent, affiliate or other person associated with or acting on behalf of the Transaction Parties or any of their subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is either of the Transaction Parties or any of their subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Transaction Parties and their subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(kk) No Restrictions on Subsidiaries. No subsidiary of the Company (including the Operating Partnership) is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(ll) No Broker’s Fees. Neither of the Transaction Parties nor any of their respective subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Manager or Forward Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(mm) No Registration Rights. Except for that certain Registration Rights Agreement, dated February 7, 2020, among the Company, the Trident Owners, and the Founding Owners, no person has the right to require either of the Transaction Parties or their respective subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(nn) No Stabilization. Neither of the Transaction Parties nor any of their respective subsidiaries or affiliates has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(oo) Margin Rules. Neither the issuance, sale and delivery of the Shares and the offering, sale and delivery of the Confirmation Shares pursuant to any Confirmation nor the application of the proceeds thereof by the Company as described in each of the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(pp) Statistical and Market Data. Nothing has come to the attention of the Transaction Parties that has caused either of the Transaction Parties to believe that the statistical and market-related data included in each of the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(qq) Sarbanes-Oxley Act. There is and has been no failure on the part of either of the Transaction Parties or any of their respective directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) with which the Company is required to comply, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(rr) Status under the Act. (i) At the time of filing the Registration Statement, (ii) at the earliest time that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Shares and (iii) at the date hereof, the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations).

(ss) Accurate Disclosure. The statements set forth in the Registration Statement and the Prospectus under the caption “Description of Capital Stock” and “Description of Common Stock,” insofar as they purport to constitute summaries of the terms of the Common Stock and the Shares, and under the caption “Material U.S. Federal Income Tax Considerations,” insofar as they purport to describe the provisions of the laws and documents referred to therein, and subject to the limitations, qualifications and assumptions set forth therein, are accurate, complete and fair in all material respects.

(tt) Real Estate Investment Trust. Commencing with its taxable year ended December 31, 2008, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under Sections 856 through 860 of the Code, and its form of organization and proposed method of operation, as described in the Registration Statement and the Prospectus, will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken or are planned to be taken (or not taken which are required to be taken) which would cause such qualification or method of taxation to be lost. Each of the Company’s corporate subsidiaries that has elected, together with the Company, to be a taxable REIT subsidiary of the Company is in compliance with all requirements applicable to a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code and all applicable regulations under the Code, and no actions have been taken or are planned to be taken (or not taken which are required to be taken) which would cause such qualification to be lost. Each of the Company’s subsidiaries that is not a “taxable REIT subsidiary” of the Company is a disregarded entity or a partnership for U.S. federal income tax purposes. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation set forth in the Registration Statement and the Prospectus are accurate in all material respects.

(uu) Actively Traded Security. The Common Stock is an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

Any certificate signed by any officer of the Company and delivered to the Managers and the Forward Purchasers or to counsel for the Managers and the Forward Purchasers shall be deemed a representation and warranty by the Company, as the case may be, to the Managers and the Forward Purchasers as to the matters covered thereby.

3. Agreements of the Company and the Operating Partnership. Each of the Company and the Operating Partnership, jointly and severally, covenants and agrees with each Manager and each Forward Purchaser as follows:

(a) Amendments and Supplements to the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus. The Company shall not amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, unless a copy of such amendment or supplement thereto (or such document) shall first have been submitted to each Manager and each Forward Purchaser within a reasonable period of time prior to the filing or, if no filing is required, the use thereof and each Manager and each Forward Purchaser shall not have objected thereto.

(b) Material Misstatements or Omissions and Other Compliance with Applicable Law. If, after the date hereof and during the Prospectus Delivery Period, any event or development shall occur or condition shall exist as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus or any Permitted Free Writing Prospectus, or to file any document in order to comply with the Act or the Exchange Act, in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if in the opinion of any Manager or any Forward Purchaser it is otherwise necessary to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or to file any document in order to comply with the Act or the Exchange Act, including, without limitation, in connection with the delivery of the Prospectus, the Company shall promptly (i) notify each Manager and each Forward

Purchaser of any such event, development or condition (and confirm such notice in writing) and (ii)(x) prepare (subject to subsections (a) and (g) of this Section 3) an amendment or supplement to the Prospectus or such Permitted Free Writing Prospectus, necessary in order to make the statements in the Prospectus or such Permitted Free Writing Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, not misleading or so that the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus, as amended or supplemented, will comply with the Act or the Exchange Act, (y) file with the Commission such amendment, supplement or document in order to comply with the Act or the Exchange Act (and use its best efforts to have such amendment or supplement to be declared effective as soon as possible) and (z) furnish at its own expense to each Manager and each Forward Purchaser as many copies as each Manager and each Forward Purchaser may reasonably request of such amendment, supplement or document.

(c) Notifications to the Managers and the Forward Purchasers. The Transaction Parties shall notify each Manager and each Forward Purchaser promptly, and shall confirm such notice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request by the Commission for an amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or for additional information, (iii) of the commencement by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, including, without limitation, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the Prospectus Delivery Period that in the judgment of either of the Transaction Parties makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any amendment or supplement to the Prospectus or any Permitted Free Writing Prospectus in order to make the statements therein, in the light of the circumstances in which they were made, not misleading and (v) of receipt by either of the Transaction Parties or any representative of either of the Transaction Parties of any other communication from the Commission relating to either of the Transaction Parties, the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus or any preliminary prospectus. If at any time the Commission shall issue any such stop order suspending the effectiveness of the Registration Statement, the Company shall use its best efforts to obtain the withdrawal of such order . The Company shall use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rules 424(b), 430A, 430B, 430C and 462(b) of the Rules and Regulations and to notify each Manager and each Forward Purchaser promptly of all such filings.

(d) Executed Registration Statements. The Transaction Parties shall furnish to each Manager and each Forward Purchaser (to the extent not previously delivered or filed on the Commission’s EDGAR system or any successor system thereto), without charge, two signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any document filed under the Exchange Act that is deemed to be incorporated by reference into the Prospectus).

(e) Undertakings. The Transaction Parties shall comply with all the provisions of any undertakings contained or required to be contained in the Registration Statement.

(f) Prospectus. The Transaction Parties shall furnish to each Manager and each Forward Purchaser, without charge, as many copies of the Prospectus and any amendment or supplement thereto as each Manager and each Forward Purchaser may reasonably request (to the extent not previously delivered or filed on the Commission’s EDGAR system or any successor system thereto) via electronic mail in “.pdf” format and, at any Manager’s or any Forward Purchaser’s request, to furnish copies of the Prospectus to the Exchange and each other exchange or market on which sales of the Shares were or are expected to be effected, in each case, as may be required by the rules or regulations of the Exchange or such other exchange or market. The Transaction Parties consent to the use of the Prospectus and any amendment or supplement thereto by each Manager and each Forward Purchaser during the Prospectus Delivery Period. If any Manager and any Forward Purchaser is required to deliver, under the Act (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), a prospectus relating to the Shares after the nine-month period referred to in Section 10(a)(3) of the Act, or after that time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, then, upon the request of any Manager or any Forward Purchaser, and at the Transaction Parties’ own expense, the Transaction Parties shall prepare and deliver to each such Manager or each such Forward Purchaser as many copies as any such Manager or any such Forward Purchaser may request of an amended Registration Statement or amended and supplemented Prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the Act, as the case may be.

(g) Permitted Free Writing Prospectuses. The Transaction Parties represent and agree that they have not made and, unless they obtain the prior written consent of each Manager and each Forward Purchaser, shall not make, any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations, which is required to be retained by the Transaction Parties under Rule 433 of the Rules and Regulations; provided that the prior written consent of each Manager and each Forward Purchaser hereto shall be deemed to have been given in respect of each of the free writing prospectuses set forth in Schedule 3 hereto. Any such free writing prospectus consented to by each Manager and each Forward Purchaser is herein referred to as a “Permitted Free Writing Prospectus.” The Transaction Parties represent and agree that (i) they have treated and shall treat, as the case may be, each Permitted Free Writing Prospectus as a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations and (ii) they have complied and shall comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including, without limitation, in respect of timely filing with the Commission, legending and record keeping. The Transaction Parties agree not to take any action that would result in any Manager, any Forward Purchaser, the Company or the Operating Partnership being required to file pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of any Manager or any Forward Purchaser that such Manager or such Forward Purchaser otherwise would not have been required to file thereunder.

(h) Registration Statement Renewal Deadline. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement relating to the Shares (the “Renewal Deadline”), any of the Shares remain unsold, the Company shall prior to the Renewal Deadline (i) file, if they have not already done so (subject to subsection (a) of this Section 3), a new shelf registration statement relating to the Shares, in a form satisfactory to each Manager and each Forward Purchaser, (ii) use their best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline (if the Company is not then eligible to file an automatic shelf registration statement) and (iii) take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated herein and in the expired registration statement relating to the Shares. References herein to the Registration Statement relating to the Shares shall include such new shelf registration statement.

(i) Notice of Inability to Use Automatic Shelf Registration Statement Form. If, at any time when the Shares remain unsold, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) of the Rules and Regulations or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company shall (i) promptly notify each Manager and each Forward Purchaser, (ii) promptly file a new registration statement or post-effective amendment to the existing Registration Statement on the proper form relating to the Shares, in a form satisfactory to each Manager and each Forward Purchaser and subject to subsection (a) of this Section 3, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify each Manager and each Forward Purchaser upon such effectiveness. The Company shall take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated herein and in the Registration Statement that was the subject of the notice pursuant to Rule 401(g)(2) or for which the Company has otherwise become ineligible to use. References herein to the Registration Statement relating to the Shares shall include such new registration statement or post-effective amendment, as the case may be.

(j) Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(k) Compliance with Blue Sky Laws. The Transaction Parties shall cooperate with each Manager and each Forward Purchaser and counsel therefor in connection with the registration or qualification (or the obtaining of exemptions therefrom) of the Shares for the offering and sale under the securities or Blue Sky laws of such jurisdictions as any Manager or any Forward Purchaser may reasonably request, including, without limitation, the provinces and territories of Canada and other jurisdictions outside the United States, and to continue such registration or qualification in effect so long as necessary under such laws for the distribution of the Shares; provided, however, that in no event shall the Transaction Parties be obligated to qualify to do business in any jurisdiction where they are not now so qualified or to take any action which would subject them to general service of process in any jurisdiction where they are not now so subject (except service of process with respect to the offering and sale of the Shares).

(l) Delivery of Financial Statements. During the period of five years commencing on the later of the date hereof and the effective date of the Registration Statement for the distribution of the Shares, the Company shall furnish to each Manager and each Forward Purchaser copies of such financial statements and other periodic and special reports as the

Company may from time to time distribute generally to the holders of any class of its capital stock, and shall furnish to each Manager and each Forward Purchaser a copy of each annual or other report it shall be required to file with the Commission (to the extent not previously delivered or filed on the Commission’s EDGAR system or any successor system thereto).

(m) Availability of Earnings Statements. The Company shall make generally available to holders of its securities and each Manager and each Forward Purchaser as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the date hereof, an earnings statement (which need not be audited but shall be in reasonable detail) covering the period of 12 months commencing after the date hereof, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

(n) Reimbursement of Certain Expenses. Whether or not any of the transactions contemplated by this Agreement are consummated or this Agreement is terminated (except as provided in clause (xii) below), the Transaction Parties shall pay, or reimburse if paid by any Manager and any Forward Purchaser, all costs and expenses incident to the performance of the obligations of the Transaction Parties under this Agreement, including, without limitation, costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, each Permitted Free Writing Prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus (including the filing fees payable to the Commission relating to the Shares within the time required by Rule 456 of the Rules and Regulations), (ii) the preparation and delivery of certificates representing the Shares, (iii) the printing of this Agreement, (iv) furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus, any preliminary prospectus and any Permitted Free Writing Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by any Manager and any Forward Purchaser, (v) the listing of the Shares on the Exchange, (vi) any filings required to be made by any Manager and any Forward Purchaser with FINRA, and the fees, disbursements and other charges of counsel for any Manager and any Forward Purchaser in connection therewith, (vii) the registration or qualification of the Shares for offer and sale under the Act and the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 3(k), including the fees, disbursements and other charges of counsel to any Manager and any Forward Purchaser in connection therewith, and, if requested by any Manager or any Forward Purchaser, the preparation and printing of preliminary, supplemental and final Blue Sky or Legal Investment memoranda, (viii) counsel to the Transaction Parties, (ix) The Depository Trust Company and any other depositary, transfer agent or registrar for the Shares, (x) the Accountants, (xi) the marketing of the offering by the Transaction Parties, including, without limitation, all costs and expenses of commercial airline tickets, hotels, meals and other travel expenses of officers, employees, agents and other representatives of the Transaction Parties, (xii) if Shares having an aggregate offering price of $40,000,000 or more have not been offered and sold under this Agreement collectively by the thirty-six-month anniversary of this Agreement (or such earlier date on which the Transaction Parties terminate this Agreement), the Transaction Parties shall reimburse the Managers and the Forward Purchasers in an aggregate amount up to $200,000 of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Managers and the Forward Purchasers incurred by the Managers and the Forward Purchasers in connection with the transactions contemplated by this Agreement and any Confirmation and (xiii) all fees, costs and expenses for consultants used by the Transaction Parties in connection with the offering.

(o) No Stabilization or Manipulation. Neither of the Transaction Parties shall at any time, directly or indirectly (including, without limitation, through the subsidiaries), take any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation, under the Act or otherwise, of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

(p) Use of Proceeds. The Transaction Parties shall apply the net proceeds from any offering and sale of the Shares in the manner set forth in the Prospectus under “Use of Proceeds” and, except as disclosed in the Prospectus, the Transaction Parties do not intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to any Manager or any Forward Purchaser or any affiliate of any Manager or any Forward Purchaser.

(q) Clear Market. Neither of the Transaction Parties shall offer to sell, sell, pledge, hypothecate, contract or agree to sell, purchase any option to sell, grant any option for the purchase of, lend, or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or warrants or other rights to acquire shares of Common Stock or any other securities of the Transaction Parties that are substantially similar to the Common Stock or permit the registration under the Act of any shares of the Common Stock, in each case without giving each Manager and each Forward Purchaser at least three business days’ prior written notice specifying the nature and date of such proposed transaction. Notwithstanding the foregoing, the Company may (i) register the offering and sale of the Shares through each Manager pursuant to this Agreement, (ii) issue Confirmation Shares in connection with any Confirmation, (iii) subject to Section 1(h) hereof, offer and sell Shares through any Manager pursuant to this Agreement or issue OP Units in connection with the issuance of Shares to any Manager pursuant to this Agreement, (iv) issue shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (v) issue shares of Common Stock or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Transaction Parties or (vi) issue shares of Common Stock pursuant to any non-employee director stock plan, dividend reinvestment plan or stock purchase plan of the Transaction Parties. If notice of a proposed transaction is provided by the Transaction Parties pursuant to this Section 3(q), any Manager and any Forward Purchaser may suspend activity of the transactions contemplated by this Agreement for such period of time as may be requested by the Transaction Parties or as may be deemed appropriate by any such Manager and any such Forward Purchaser.

(r) Stock Exchange Listing. The Transaction Parties shall use their best efforts to cause the Shares to be listed on the Exchange and to maintain such listing.

(s) Additional Notices. The Transaction Parties shall notify each Manager and each Forward Purchaser immediately after either Transaction Party shall have received notice or obtained knowledge of any information or fact that would alter or affect any opinion, certificate, letter or any other document provided to the Managers or the Forward Purchasers pursuant to Section 4 below.

(t) Representation Date Certificates. Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a prospectus supplement relating solely to the offering of securities pursuant to the Registration Statement other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless any Manager or any Forward Purchaser shall otherwise reasonably request); (iii) any Manager or any Forward Purchaser may reasonably request; and (iv) Shares are delivered to any Manager pursuant to a Terms Agreement (such commencement date, any such recommencement date, if applicable, and each such date referred to in clauses (i), (ii), (iii) and (iv) above, a “Representation Date”), the Transaction Parties shall furnish or cause to be furnished to each Manager and each Forward Purchaser forthwith a certificate dated and delivered as of such date, in form reasonably satisfactory to each Manager and each Forward Purchaser, to the effect that the statements contained in the certificate(s) referred to in Section 4(c) are true and correct at the time of such commencement, recommencement, amendment, supplement or filing, as the case may be, as though made at and as of such time and modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(u) Opinions of Counsel to the Transaction Parties. On each Representation Date, the Transaction Parties shall cause to be furnished to each Manager and each Forward Purchaser, dated as of such date and addressed to each Manager and each Forward Purchaser, in form and substance satisfactory to each Manager and each Forward Purchaser, (i) the written opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, outside counsel for the Transaction Parties, as described in Section 4(d), to the effect set forth in Exhibit C-1 hereto but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion and (ii) the written opinion of Ballard Spahr LLP, Maryland counsel for the Transaction Parties to the effect set forth in Exhibit C-2 hereto but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. In lieu of delivering such opinions for dates subsequent to the commencement of the offering of the Shares under this Agreement, such counsels may each furnish each Manager and each Forward Purchaser with a letter (each such letter, a “Reliance Letter”) to the effect that each Manager and each Forward Purchaser may rely on a prior opinion delivered under this Section 3(u) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).

(v) Accountants’ Comfort Letters. On each Representation Date, the Transaction Parties shall cause the Accountants to deliver to each Manager and each Forward Purchaser the comfort letters described in Section 4(f).

(w) Due Diligence. The Transaction Parties shall reasonably cooperate with any reasonable due diligence review requested by any Manager or any Forward Purchaser or its counsel from time to time in connection with the transactions contemplated hereby, any Terms Agreement or any Confirmation, including, without limitation, (i) prior to the open of trading on each intended Purchase Date and any Time of Sale or Settlement Date, making available appropriate officers of the Transaction Parties and, upon reasonable request, representatives of the Accountants for an update on diligence matters with representatives of such Managers, such Forward Purchasers and their counsel and (ii) at each Representation Date or otherwise as any Manager or any Forward Purchaser may reasonably request, providing information and making available documents and appropriate officers of the Transaction Parties and representatives of the Accountants for one or more due diligence sessions with representatives of such Managers, such Forward Purchasers and their counsel.

(x) Manager and Forward Purchaser Trading. The Transaction Parties hereby consent to any Manager and any Forward Purchaser trading in the Common Stock for any Manager’s own account and for the account of its clients at the same time as sales of the Shares pursuant to this Agreement.

(y) Deemed Representations and Warranties. The Transaction Parties hereby agree that each acceptance by them of an offer to purchase Shares hereunder shall be deemed to be (i) an affirmation to the applicable Manager that the representations and warranties of the Transaction Parties contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date and (ii) an undertaking that such representations and warranties will be true and correct as of the Time of Sale and the Settlement Date for the Shares relating to such acceptance as though made at and as of each of such dates (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such acceptance, such Time of Sale or such Settlement Date, as the case may be).

(z) Board Authorization. Prior to delivering notice of the proposed terms of an Agency Transaction or a Principal Transaction pursuant to Section 1 (or at such time as otherwise agreed between the Company and any Manager), the Company shall have (i) obtained from its boards of directors or a duly authorized subcommittee thereof all necessary corporate authority for the sale of the Shares pursuant to the relevant Agency Transaction or Principal Transaction, as the case may be, and (ii) provided to the applicable Manager a copy of the relevant board resolutions or other authority.

(aa) Offer to Refuse to Purchase. If to the knowledge of either of the Transaction Parties any condition set forth in Section 4(a) of this Agreement shall not have been satisfied on the applicable Settlement Date, the Transaction Parties shall offer to any person who has agreed to purchase Shares from the Transaction Parties as the result of an offer to purchase solicited by the Managers the right to refuse to purchase and pay for such Shares.

(bb) Exchange Act Reports. The Company shall (i) timely file all reports and any definitive proxy or information statements required to be filed by the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for the duration of the Prospectus Delivery Period and (ii) disclose in its quarterly reports on Form 10-Q and in its annual reports on Form 10-K a summary detailing, for the relevant reporting period, the number of Shares sold through or to the Managers and the Forward Purchasers under this Agreement, the net proceeds received by the Transaction Parties from such sales and the compensation paid by the Transaction Parties to the Managers and the Forward

Purchasers with respect to such sales. In lieu of compliance with the requirement set forth in clause (ii) of the immediately preceding sentence, the Company may prepare a prospectus supplement with such summary information and, at least once a quarter and subject to subsection (a) of this Section 3, file such prospectus supplement pursuant to Rule 424(b) under the Act (and within the time periods required by Rule 424(b) and Rule 430A, 430B or 430C under the Act).

4. Conditions of the Obligations of the Managers. The obligations of each Manager hereunder are subject to (i) the accuracy of the representations and warranties of the Transaction Parties on the date hereof, on each Representation Date and as of each Time of Sale and Settlement Date, (ii) the performance of the Transaction Parties of their respective obligations hereunder and (iii) the following additional conditions:

(a) No Stop Orders, Requests for Information and No Amendments. (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or are, to the best knowledge of the Transaction Parties, threatened by the Commission, and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Act objecting to use of the automatic shelf registration statement form (ii) no order suspending the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Managers and the Managers did not object thereto.

(b) No Material Adverse Changes. Since the date of the most recent financial statements of the Transaction Parties included or incorporated by reference in the Registration Statement and the Prospectus, except as described in the Registration Statement and the Prospectus, there shall not have been a Material Adverse Change.

(c) Officers’ Certificates. Each Manager and each Forward Purchaser shall have received, on each Representation Date, one or more certificates, dated such date and signed by an executive officer of the Transaction Parties, in form and substance satisfactory to the Managers and the Forward Purchasers, to the effect set forth in clauses (a) and (b) above and to the effect that:

(i) each signer of such certificate has carefully examined the Registration Statement, the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and each Permitted Free Writing Prospectus, if any;

(ii) each of the representations and warranties of the Transaction Parties contained in this Agreement is, as of such date and each Time of Sale subsequent to the immediately preceding Representation Date, if any, true and correct in all material respects (except for any such representation and warranty that is qualified with respect to materiality, in which case such representation and warranty is true and correct in all respects); and

(iii) each of the covenants and agreements required herein to be performed by the Transaction Parties on or prior to such date has been duly, timely and fully performed in all material respects and each condition herein required to be complied with by the Transaction Parties on or prior to such date has been duly, timely and fully complied with in all material respects.

(d) Opinions of Counsel to the Transaction Parties. Each Manager and each Forward Purchaser shall have received, on each Representation Date, an opinion and 10b-5 statement of Fried, Frank, Harris, Shriver & Jacobson LLP, outside counsel for the Transaction Parties, dated such date and addressed to the Managers and the Forward Purchasers, to the effect set forth in Exhibit C-1 hereto. Each Manager and each Forward Purchaser shall have received, on each Representation Date, an opinion of Ballard Spahr LLP, Maryland counsel for the Transaction Parties, dated such date and addressed to the Managers and the Forward Purchasers, to the effect set forth in Exhibit C-2 hereto.

(e) Opinion of Counsel to the Managers and the Forward Purchasers. Each Manager and each Forward Purchaser shall have received, on Representation Date, an opinion of Clifford Chance US LLP, outside counsel for the Managers and the Forward Purchasers, dated such date and addressed to the Managers and the Forward Purchasers, in form and substance reasonably satisfactory to the Managers and the Forward Purchasers.

(f) Accountants’ Comfort Letter. Each Manager and each Forward Purchaser shall have received, on each Representation Date, letters dated such date and addressed to the Managers and the Forward Purchasers, in form and substance reasonably satisfactory to the Managers and the Forward Purchasers, (i) confirming that the Accountants are an independent registered public accounting firm within the meaning of the Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and information of the type ordinarily included in accountants’ “comfort letters” to sales agents in connection with registered “at the market” offerings with respect to the audited and unaudited financial statements and certain other financial information contained or incorporated by reference in the Registration Statement and the Prospectus (the first such letter, the “Initial Comfort Letter”) and (iii) in the case of any such letter after the Initial Comfort Letter, updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, as amended or supplemented to the date of such letter.

(g) Due Diligence. The Transaction Parties shall have complied with all of their due diligence obligations required pursuant to Section 3(w).

(h) Compliance with Blue Sky Laws. The Shares shall be qualified for sale in such states and jurisdictions as the Managers and Forward Purchasers may reasonably request, including, without limitation, the provinces and territories of Canada and other jurisdictions outside the United States, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the relevant Representation Date.

(i) Stock Exchange Listing. The Shares shall have been duly authorized for listing on the Exchange, subject only to notice of issuance at or prior to the applicable Settlement Date.

(j) Regulation M. The Common Stock shall be an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(k) Additional Certificates. The Transaction Parties shall have furnished to the Managers and the Forward Purchasers such certificate or certificates, in addition to those specifically mentioned herein, as the Managers and the Forward Purchasers may have reasonably requested as to the accuracy and completeness at each Representation Date of any statement in the Registration Statement or the Prospectus or any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, as to the accuracy at such Representation Date of the representations and warranties of the Transaction Parties herein, as to the performance by the Transaction Parties of their obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Managers and the Forward Purchasers.

(l) Master Confirmation. Prior to any offer or sales of Forward Hedge Shares by a Manager as forward seller, the Company shall have executed and delivered a Master Confirmation to the applicable Forward Purchaser substantially in the form set forth in Exhibit D hereto relating to such Forward; provided that the Company shall be required to only execute one Master Confirmation with each Forward Purchaser.

(m) Supplemental Confirmation. Prior to any offer or sales of Forward Hedge Shares by a Manager as forward seller, the Company shall have executed and delivered a Supplemental Confirmation to the applicable Forward Purchaser substantially in the form set forth in Exhibit D hereto relating to such Forward.

5. Indemnification.

(a) Indemnification of the Managers and the Forward Purchasers. Each of the Company and the Operating Partnership, jointly and severally, shall indemnify and hold harmless the Managers and the Forward Purchasers, the directors, officers, employees and agents of the Managers and the Forward Purchasers and each person, if any, who controls the Managers and the Forward Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including, without limitation, any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rules 430A, 430B or 430C, as applicable, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Permitted Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to investors by, or with the approval of, the Company or the Operating Partnership in connection with the marketing of the offering of the Shares, including any roadshow or investor presentations made to investors by the Company or the Operating Partnership (whether in person or electronically) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Operating Partnership shall not be liable to the extent that such loss, claim, liability, expense or damage arises from or is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Managers and the Forward Purchasers furnished in writing to the Company or the Operating Partnership by the Managers and the Forward Purchasers expressly for inclusion in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus. This indemnity agreement will be in addition to any liability that the Company and the Operating Partnership might otherwise have.

(b) Indemnification of the Transaction Parties. Each of the Managers and Forward Purchasers, severally and not jointly, shall indemnify and hold harmless the Company and the Operating Partnership, their agents, each person, if any, who controls the Company and the Operating Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and the Operating Partnership and each officer of the Company and the Operating Partnership who signs the Registration Statement to the same extent as the foregoing indemnity from the Company and the Operating Partnership to the Managers and the Forward Purchasers, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Managers and the Forward Purchasers furnished in writing to the Company or the Operating Partnership by the Managers or the Forward Purchasers expressly for inclusion in the Registration Statement, any Permitted Free Writing Prospectus or the Prospectus. This indemnity will be in addition to any liability that the Managers and the Forward Purchasers might otherwise have.

(c) Indemnification Procedures. Any party that proposes to assert the right to be indemnified under this Section 5 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 5, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 5 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel shall be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges shall be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 5 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 5(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(a) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 5 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company, the Operating Partnership, the Managers or the Forward Purchasers, the Company, the Operating Partnership, the Managers and the Forward Purchasers shall contribute to the total losses, claims, liabilities, expenses and damages (including, without limitation, any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company and the Operating Partnership from persons other than the Managers and the Forward Purchasers, such as persons who control the Company and the Operating Partnership within the meaning of the Act, officers of the Company and the Operating Partnership who signed the Registration Statement and directors of the Company and the Operating Partnership, who also may be liable for contribution) to which the Company, Operating Partnership, the Managers and the Forward Purchasers may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Managers and the Forward Purchasers on the other hand. The relative benefits received by the Company and the Operating Partnership on the one hand, and each applicable Manager and each applicable Forward Purchaser on the other hand shall be deemed to be in the same respective proportions as (I)(A) in the case of the Company and the Operating Partnership, the total proceeds from the offering of the related Shares and any Confirmation Shares assuming full Physical Settlement of such Confirmation on the applicable Effective Date (as defined in each applicable Confirmation) (net of commissions paid but before deducting expenses) received by the Company or the Operating Partnership, (B) in the case of each applicable Manager, the sum of (i) the total commissions received by such Manager pursuant to this Agreement and (ii) in the case of any Shares purchased by such Manager as principal, discounts received by such Manager under this Agreement and any applicable Terms Agreement, and (C) in the case of each applicable Forward Purchaser, the aggregate for all applicable Forwards under this Agreement and the related Confirmations between such Forward Purchaser and the Company of each amount accrued in respect of the Spread on the Number of Shares (as defined in such Confirmation) net of any commercially reasonable hedging costs bear to (II) the aggregate gross sales price of the Shares sold to or through each applicable Manager pursuant to this Agreement, any such Terms Agreement and any such Confirmation. For the avoidance of doubt, the commission to a Manager for sales of Forward Hedge Shares shall be deemed to equal, on a per share basis, the applicable Forward Seller Commission as a percentage reduction to the Volume-Weighted Hedge Price (as defined in each applicable Confirmation) under such Confirmation. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Operating Partnership, on the one hand, and the Managers and the Forward Purchasers, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Operating Partnership, the Managers or the Forward Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this subsection (d) shall be deemed to include, for purpose of this subsection (d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (X) (i) no Manager, acting as sales agent for the Company, shall be required to contribute any amount in excess of the total compensation to such Manager pursuant to Section 1(c)(vi) (in the case of one or more Agency Transactions hereunder), (ii) no Manager, acting as principal, shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Manager in such capacity as set forth in the table on the cover page of the Prospectus (in the case of one or more Principal Transactions pursuant to Terms Agreements), (iii) no Manager, acting as forward seller, shall be required to contribute any amount in excess of the aggregate Forward Seller Commission received by it under this Agreement, and (iv) no Forward Purchaser shall be required to contribute any amount in excess of the number of Forward Hedge Shares sold to hedge each Forward executed by it in connection with this Agreement multiplied by the net Spread (as such term is defined in each applicable Confirmation and net of any related stock borrow costs or other costs) multiplied by the Initial Forward Price (as defined in each applicable Confirmation) for the relevant Forward Hedge Shares, and (Y) no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this subsection (d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company and the Operating Partnership who signed the Registration Statement will have the same rights to contribution as the Company and the Operating Partnership, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this subsection (d), will notify any such party from whom contribution may be sought, but the omission so to notify will not relieve the party from whom contribution may be sought from any other obligation it may have under this subsection (d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

(b) Survival. The obligations of the Company and the Operating Partnership under this Section 5 shall be in addition to any liability which the Company and the Operating Partnership may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of the Managers and the Forward Purchasers and each person, if any, who controls the Managers or the Forward Purchasers or any such affiliate within the meaning of the Act; and the obligations of the Managers and the Forward Purchasers under this Section 5 shall be in addition to any liability which it may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and the Operating Partnership and to each person, if any, who controls the Company and the Operating Partnership within the meaning of the Act. The indemnity and contribution agreements contained in this Section 5 and the representations and warranties of the Company and the Operating Partnership contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Managers and the Forward Purchasers, (ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.

6. Termination.

(a) The Company and the Operating Partnership may terminate this Agreement in their sole discretion at any time upon giving prior written notice to the Managers and the Forward Purchasers. Any such termination shall be without liability of any party to the other party, except that (i) with respect to any pending sale, the obligations of the Company and the Operating Partnership, including, without limitation, in respect of compensation of the Managers and the Forward Purchasers, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Sections 2, 3 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Sections 3(n)), 5, 7(b), 7(d) and 7(h) of this Agreement shall remain in full force and effect notwithstanding such termination. In the case of any sale by the Company and the Operating Partnership pursuant to a Terms Agreement, the obligations of the Company and the Operating Partnership pursuant to such Terms Agreement and this Agreement may not be terminated by the Company and the Operating Partnership without the prior written consent of the Managers.

(b) Each Manager and each Forward Purchaser, as to itself, may terminate this Agreement in its sole discretion at any time upon giving prior written notice to the Company. Any such termination shall be without liability of any party to the other party, except that (i) with respect to any pending sale, the obligations of the Transaction Parties, including, without limitation, in respect of compensation of such Manager or Forward Purchaser, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Sections 2, 3 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Sections 3(n)), 5, 7(b), 7(d) and 7(h) of this Agreement shall remain in full force and effect notwithstanding such termination. In the case of any purchase by the applicable Manager pursuant to a Terms Agreement, such Manager may, by written notice to the Company, terminate its obligations pursuant to such Terms Agreement at any time prior to or on the Settlement Date without liability on the part of such Manager to the Transaction Parties if, since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement and the Prospectus, in the sole judgment of such Manager, any of the following shall occur:

(i) trading of any securities of either of the Transaction Parties shall have been suspended or limited on any exchange or in any over-the-counter market;

(ii) trading generally shall have been suspended or limited on or by, as the case may be, any “national securities exchange” (as defined in the Exchange Act), or minimum or maximum prices shall have been generally established on any such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority;

(iii) a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities;

(iv) the United States shall have become engaged in new hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis shall have occurred, the effect of any of which is such as to make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus;

(v) if either of the Transaction Parties or any of their subsidiaries shall have sustained a loss material or substantial to either of the Transaction Parties or any of their subsidiaries by reason of flood, fire, accident, hurricane, earthquake, theft, sabotage, natural disaster, disease outbreak or other calamity or malicious act, whether or not such loss shall have been insured, the effect of any of which is such as to make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus; or

(vi) if there shall have been a Material Adverse Change.

(c) This Agreement shall remain in full force and effect until the earliest to occur of (A) termination of this Agreement pursuant to subsection (a) or (b) of this Section 6 or otherwise by mutual written agreement of the parties and (B) such date that the aggregate gross sales proceeds of the Shares sold pursuant to this Agreement (including, without limitation, one or more Terms Agreements pursuant hereto) equals the Maximum Amount, in each case except that (i) with respect to any pending sale, the obligations of the Transaction Parties, including, without limitation, in respect of compensation of any applicable Manager, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Sections 2, 3 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Sections 3(n)), 5, 7(b), 7(d) and 7(h) of this Agreement shall remain in full force and effect notwithstanding such termination.

(d) Any termination of this Agreement shall be effective on the date specified in the notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Managers, the Forward Purchasers or the Transaction Parties, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 1 (in the case of an Agency Transaction) or in accordance with the relevant Terms Agreement (in the case of a Principal Transaction). For the avoidance of doubt, any termination shall not affect or impair any party’s obligations with respect to any Shares sold hereunder prior to the occurrence thereof (including, in the case of any Forward Hedge Shares, the obligation to enter into the Supplemental Confirmation in respect thereof).

7. Miscellaneous.

(a) Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed, hand delivered or telecopied

(i)      if to the Company and the Operating Partnership:

c/o Broadstone Net Lease, Inc.

800 Clinton Square

Rochester, New York, 14604

E-mail: john.callan@broadstone.com

Attention: John D. Callan Jr., Senior Vice President & General Counsel

(ii)     if to the Managers:

BMO Capital Markets Corp.

3 Times Square

New York, New York 10036

Attention: Equity Capital Markets desk, with a copy to the Legal Department (Fax: (212) 702-1205)

BTIG, LLC

65 East 55th Street

New York, NY 10022

Attention: ATM Trading Desk

email: BTIGUSATMTrading@btig.com

Capital One Securities, Inc.

201 St. Charles Ave, Suite 1830

New Orleans, LA 70170

Attention: Gabrielle Halprin

Email: Gabrielle.Halprin@capitalone.com

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

10282-2198, Attention: Registration Department

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: Stephanie Little, Executive Director

Email: Stephanie.y.little@jpmorgan.com

Telephone: 312-732-3229

KeyBanc Capital Markets Inc.

127 Public Square, 4th Floor

Cleveland, Ohio 44114

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Attn: Equity Syndicate Desk, with a copy to the Legal Department

Regions Securities LLC

615 South College Street, Suite 600

Charlotte, NC 28202

Attention: ECM Desk

Email: brit.stephens@regions.com; Telephone: 980-287-2734

Email: Ed.armstrong@regions.com; Telephone: 704-362-7371

Email: Matthew.stewart@regions.com; Telephone: 704-362-3570

Samuel A. Ramirez & Company, Inc.

61 Broadway

New York, New York 10006

Attention: Larry Goldman

Email: larry.goldman@ramirezco.com

Telephone: 914-921-0888

TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, NY 10017

c/o Equity Capital Markets

Email: USTMG@tdsecurities.com

Truist Securities, Inc.

3333 Peachtree Road NE, 11th Floor

Atlanta, Georgia 30326

Attn: Equity Syndicate Department

Email: dl.atm.offering@truist.com

(iii)    if to the Forward Purchasers:

Bank of Montreal

55 Bloor Street West, 18th Floor

Toronto, Ontario MAW 1AF

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282-2198

Attn: Michael Voris, Equity Capital Markets

E-mail: michael.voris@gs.com

Telephone: 212-902-4895

Facsimile: 212-256-5738

With a copy to:

Attention: Jan Debeuckelaer

Email: jan.debeuckelaer@gs.com

Telephone: 212-934-0893

Facsimile: 212-256-5738

And email notification to the following address:

Eq-derivs-notifications@ny.ibd.gs.com

JPMorgan Chase Bank, National Association

EDG Marketing Support

Email: edg_notices@jpmorgan.com

Email: edg_ny_corporate_sales_support@jpmorgan.com

Facsimile: 866-886-4506

With a copy to:

Attention: Stephanie Little, Executive Director

Email: Stephanie.y.little@jpmorgan.com

Telephone: 312-732-3229

KeyBanc Capital Markets Inc.

127 Public Square, 4th Floor

Cleveland, Ohio 44114

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036-8293

Attention: Steven Seltzer

Email: Steven.Seltzer1@morganstanley.com

Truist Bank

3333 Peachtree Road NE, 11th Floor

Atlanta, Georgia 30326

Attn: Equity Syndicate Department

Email: dl.atm.offering@truist.com

With a Copy to:

Michael Collins, Managing Director

Telephone: 404-926-5139

Email: michael.collins@truist.com

Any such notice shall be effective only upon receipt. Any notice under Section 5 may be made by telecopy or telephone, but if so made shall be subsequently confirmed in writing (which may include, in the case of the Managers, electronic mail to any Authorized Company Representative).

(b) Survival of Representations and Warranties. All representations, warranties and agreements of the Transaction Parties contained herein or in certificates or other instruments delivered pursuant hereto (including, without limitation, any Terms Agreement and any Confirmation) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Manager or any Forward Purchaser or any of their controlling persons and shall survive delivery of and payment for the Shares hereunder.

(c) Disclaimer of Fiduciary Relationship. The Company and the Operating Partnership acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the terms of the offering and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Operating Partnership, on the one hand, and the Managers and the Forward Purchasers, on the other hand, (ii) in connection with the offering contemplated by this Agreement and the process leading to such transaction, the Managers and the Forward Purchasers owe no fiduciary duties to the Company the Operating Partnership or their securityholders, creditors, employees or any other party, (iii) the Managers and the Forward Purchasers have not assumed nor will they assume any advisory or fiduciary responsibility in favor of the Company and the Operating Partnership with respect to the offering of the Shares contemplated by this Agreement or the process leading thereto (irrespective of whether the Managers and the Forward Purchasers or their affiliates have advised or is currently advising the Company and the Operating Partnership on other matters) and the Managers and the Forward Purchasers have no obligation to the Company and the Operating Partnership with respect to the offering of the Shares contemplated by this Agreement except the obligations expressly set forth in this Agreement, (iv) the Managers and the Forward Purchasers and their affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Operating Partnership and (v) the Managers and the Forward Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated by this Agreement and the Company and the Operating Partnership have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

(d) Governing Law. THIS AGREEMENT, EACH TERMS AGREEMENT, EACH CONFIRMATION AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING UNDER OR RELATED TO THIS AGREEMENT, SUCH TERMS AGREEMENT OR SUCH CONFIRMATION, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. Each party hereto hereby irrevocably submits for purposes of any action arising from this Agreement, any Terms Agreement or any Confirmation brought by the other party hereto to the jurisdiction of the courts of New York State located in the Borough of Manhattan and the U.S. District Court for the Southern District of New York.

(e) Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Manager or any Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Manager or such Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Manager or any Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such Manager or such Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Manager or such Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States

(iii) For purposes of this Section 13, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(f) Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Managers are required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Managers to properly identify their clients.

(g) Counterparts. This Agreement, each Terms Agreement and each Confirmation may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Each party to this Agreement acknowledges that electronic signatures, whether digital or encrypted, of a party may be included in this Agreement and if so, are intended to authenticate this writing and to have the same force and effect as a manual signature. “Electronic signature” means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or email electronic signatures.

(h) Survival of Provisions Upon Invalidity of Any single Provision. In case any provision in this Agreement, any Terms Agreement or any Confirmation shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(i) Waiver of Jury Trial. Each of the Company and the Operating Partnership and each Manager and each Forward Purchaser hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement, any Terms Agreement, any Confirmation or the transactions contemplated hereby or thereby.

(j) Titles and Subtitles. The titles of the sections and subsections of this Agreement, any Terms Agreement and any Confirmation are for convenience and reference only and are not to be considered in construing this Agreement, such Terms Agreement or such Confirmation.

(k) Entire Agreement. Other than the terms set forth in each Transaction Notice delivered hereunder, each Terms Agreement and each Confirmation executed and delivered pursuant hereto, this Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. None of this Agreement, any Terms Agreement or any Confirmation may be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Managers, the Forward Purchasers and the Transaction Parties party thereto.

[Signature page follows]

Please confirm that the foregoing correctly sets forth the agreement between the Transaction Parties, the Managers and the Forward Purchasers.

Very truly yours,

BROADSTONE NET LEASE, INC.

By:	/s/ Chris J. Czarnecki
Name: Chris J. Czarnecki
Title: Chief Executive Officer

BROADSTONE NET LEASE, LLC

By:	Broadstone Net Lease, Inc.,
its Managing Member

By:	/s/ Chris J. Czarnecki
Name: Chris J. Czarnecki
Title: Chief Executive Officer

[Signature Page to Equity Distribution Agreement]

Confirmed as of the date first above mentioned:

BMO CAPITAL MARKETS CORP.		BANK OF MONTREAL
as Manager		as Forward Purchaser

By:	/s/ Matthew Coley	By:	/s/ Sue Henderson
	Name: Matthew Coley		Name: Sue Henderson
	Title: Director, Derivatives Operations		Title: Director, Derivatives Operations

BTIG, LLC
as Manager

By:	/s/ Joseph Passaro
Name: Joseph Passaro
Title: Managing Director

CAPITAL ONE SECURITIES, INC.
as Manager

By:	/s/ Gregory Horstman
Name: Gregory Horstman
Title: Managing Director

GOLDMAN SACHS & CO. LLC		GOLDMAN SACHS & CO. LLC
as Manager		as Forward Purchaser

By:	/s/ Ryan Cunn	By:	/s/ Ryan Cunn
	Name: Ryan Cunn		Name: Ryan Cunn
	Title: Managing Director		Title: Managing Director

[Signature Page to Equity Distribution Agreement]

J.P. MORGAN SECURITIES LLC		JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
as Manager		as Forward Purchaser

By:	/s/ Brett Chalmers	By:	/s/ Brett Chalmers
	Name: Brett Chalmers		Name: Brett Chalmers
	Title: Vice President		Title: Vice President

KEYBANC CAPITAL MARKETS INC.		KEYBANC CAPITAL MARKETS INC.
as Manager		as Forward Purchaser

By:	/s/ Mark Barath	By:	/s/ Mark Barath
	Name: Mark Barath		Name: Mark Barath
	Title: Director, Equity Capital Markets		Title: Director, Equity Capital Markets

MORGAN STANLEY & CO. LLC		MORGAN STANLEY & CO. LLC
as Manager		as Forward Purchaser

By:	/s/ Jon Sierant	By:	/s/ Jon Sierant
	Name: Jon Sierant		Name: Jon Sierant
	Title: Executive Director		Title: Executive Director

REGIONS SECURITIES LLC
as Manager

By:	/s/ Edward L. Armstrong
Name: Edward L. Armstrong
Title: Managing Director – ECM

SAMUEL A. RAMIREZ & COMPANY, INC.
as Manager

By:	/s/ Richard Viton
Name: Richard Viton
Title: Managing Director

[Signature Page to Equity Distribution Agreement]

TD SECURITIES (USA) LLC
as Manager

By:	/s/ Brad Limpert
Name: Brad Limpert
Title: Managing Director

TRUIST SECURITIES, INC.		TRUIST BANK
as Manager		as Forward Purchaser

By:	/s/ Keith Carpenter	By:	/s/ Michael Collins
	Name: Keith Carpenter		Name: Michael Collins
	Title: Director		Title: Managing Director

[Signature Page to Equity Distribution Agreement]

SCHEDULE 1

AUTHORIZED COMPANY REPRESENTATIVES

[●]

Sch. 1-1

SCHEDULE 2

INFORMATION SUPPLIED BY THE MANAGERS AND THE FORWARD PURCHASERS

BMO Capital Markets Corp.	Bank of Montreal
BTIG, LLC
Capital One Securities, Inc.
Goldman Sachs & Co. LLC	Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC	JPMorgan Chase Bank, National Association
KeyBanc Capital Markets Inc.	KeyBanc Capital Markets Inc.
Morgan Stanley & Co. LLC	Morgan Stanley & Co. LLC
Regions Securities LLC
Samuel A. Ramirez & Company, Inc.
TD Securities (USA) LLC
Truist Securities, Inc.	Truist Bank
As Managers	As Forward Purchasers

Sch. 2-1

SCHEDULE 3

ISSUER FREE WRITING PROSPECTUSES

None.

Sch. 3-1

EXHIBIT A

[Company Letterhead]

[●], 20[●]

[Insert Applicable Manager]

VIA EMAIL

TRANSACTION NOTICE

Ladies and Gentlemen:

The purpose of this Transaction Notice is to propose certain terms of the Agency Transaction entered into with [Insert Applicable Manager] under, and pursuant to, that certain Equity Distribution Agreement between the Transaction Parties, the Managers and Forward Purchasers party thereto, dated August 23, 2021 (the “Agreement”). Please indicate your acceptance of the proposed terms below. Upon acceptance, the particular Agency Transaction to which this Transaction Notice relates shall supplement, form a part of, and be subject to, the Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

The terms of the particular Agency Transaction to which this Transaction Notice relates are as follows:

Trading Day(s) on which Shares may be Sold:	[●], 20[●], [●], 20[●] . . . [●], 20[●]

Maximum Number of Shares to be Sold in the Aggregate:	[●]

Maximum Number of Shares to be Sold on each Trading Day:	[●]

Floor Price:	USD[●]

[Remainder of Page Intentionally Blank]

Exh. A-1

Very truly yours,

BROADSTONE NET LEASE, INC.

By:
Name:
Title:

Accepted and agreed as of the date first above written:

[INSERT APPLICABLE MANAGER]

By:
Name:
Title:

Exh. A-2

EXHIBIT B

BROADSTONE NET LEASE, INC.

Common Stock ($0.00025 par value per share)

TERMS AGREEMENT

[●], 20[●]

[Insert Applicable Manager]

Ladies and Gentlemen:

Broadstone Net Lease, Inc., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein, in the Schedule hereto and in the Equity Distribution Agreement, dated August 23, 2021 (the “Equity Distribution Agreement”), by and among the Company, the Managers and the Forward Purchasers, to issue and sell to [Insert Applicable Manager] (the “UW Manager”) [●] shares of the Company’s common stock, par value $0.00025 per share (the “Purchased Shares”)[, and, solely for the purpose of covering over-allotments, to grant to the UW Manager the option to purchase an additional [●] shares of such common stock (the “Additional Shares”)]. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

[The UW Manager shall have the right to purchase from the Company all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Purchased Shares at the same purchase price per share to be paid by the UW Manager to the Company for the Purchased Shares. This option may be exercised by the UW Manager at any time (but not more than once) on or before the thirtieth day following the date of this Terms Agreement, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date, the “Option Settlement Date”); provided, however, that the Option Settlement Date shall not be earlier than the Settlement Date (as set forth in the Schedule hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Shares shall be made at the Option Settlement Date in the same manner and at the same office as the payment for the Purchased Shares.]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the UW Manager, as agent of the Company, of offers to purchase Shares in Agency Transactions is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares [and the Additional Shares], in the form heretofore delivered to the UW Manager is now proposed to be filed with the Securities and Exchange Commission.

Exh. B-1

Subject to the terms and conditions set forth herein and in the Schedule hereto and subject the terms and conditions of the Equity Distribution Agreement incorporated herein as provided in the second immediately preceding paragraph, the Company agrees to issue and sell to the UW Manager, and the UW Manager agrees to purchase from the Company, the Purchased Shares at the time and place and at the purchase price set forth in the Schedule hereto.

[Remainder of Page Intentionally Blank]

Exh. B-2

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the UW Manager and the Company.

Very truly yours,

BROADSTONE NET LEASE, INC.

By:
Name:
Title:

Accepted and agreed as of the date first above written:

[INSERT UW MANAGER]

By:
Name:
Title:

Exh. B-3

Schedule to Terms Agreement

[Price to Public:

USD[●] per share]

Purchase Price by [Insert Manager]:

USD[●] per share

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Company in same day funds.]

Method of Delivery:

[To [Insert UW Manager]’s account, or the account of [Insert UW Manager]’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:

[●], 20[●]

Closing Location:

[●]

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing (which documents shall be dated on or as of the date of the Terms Agreement to which this Schedule is annexed):

•	the officer’s certificate referred to in Section 4(c);

•	the legal opinions referred to in Section 4(d) and (e);

•	the “comfort letter” referred to in Section 4(f); and

•	such other documents as [Insert UW Manager] shall reasonably request.

[Indemnity:

[●]]

[Lockup:

In addition to, and without limiting the generality of, the covenant set forth in Section 3(q) of the Equity Distribution Agreement, [●].]

Exh. B-4

EXHIBIT C-1

Form of Opinion of Counsel to the Transaction Parties

[●]

Exh. C-1-1

EXHIBIT C-2

Form of Opinion of Maryland Counsel to the Transaction Parties

[●]

Exh. C-2-1

EXHIBIT D

Form of Master Confirmation

To:	[Broadstone Net Lease, Inc. 800 Clinton Square, Rochester, New York, 14604 Fax: 585-625-3680 Attention: Legal]

From:	[Dealer / Forward Purchaser]

Date:	[●], 20[●]

Ladies and Gentlemen:

The purpose of this communication (this “Master Confirmation”) is to set forth the terms and conditions of the transactions to be entered into from time to time between [●] (“Dealer”) and Broadstone Net Lease, Inc., a Maryland corporation (“Counterparty”) on one or more Trade Dates specified herein (collectively, the “Transactions” and each, a “Transaction”). This communication constitutes a “Confirmation” as referred to in the Agreement specified below. Each Transaction will be evidenced by a supplemental confirmation, substantially in the form attached as Annex B hereto (each, a “Supplemental Confirmation”) and a pricing report furnished by Dealer thereunder (each, a “Pricing Report”). Each such Supplemental Confirmation and Pricing Report, together with this Master Confirmation, will be a “Confirmation” for purposes of the Agreement specified below. Each Confirmation will be a confirmation for purposes of Rule 10b-10 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

1.    Each Confirmation is subject to, and incorporates, the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”) and the 2006 ISDA Definitions (the “Swap Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). For purposes of the Equity Definitions, each Transaction will be deemed to be a Share Forward Transaction.

Each Confirmation shall supplement, form a part of and be subject to an agreement (the “Agreement”) in the form of the 2002 ISDA Master Agreement (the “ISDA Form”), as published by ISDA, as if Dealer and Counterparty had executed the ISDA Form on the date hereof (but without any Schedule) except for (i) the election of New York law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law) as the governing law and US Dollars (“USD”) as the Termination Currency and (ii) the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement shall apply to Counterparty and Dealer, with a “Threshold Amount” of USD 50 million for Counterparty and a “Threshold Amount” equal to 3% of [members’][shareholders’] equity of [Dealer][●]1 as of the date hereof for Dealer; provided that (a) the phrase “or becoming capable at such time of being declared” shall be deleted from clause (1) of such Section 5(a)(vi) of the Agreement, (b) the following sentence shall be added to the end thereof: “Notwithstanding the foregoing, a default under clause (2) hereof shall not constitute an Event of Default if (x) the default was caused solely by error or omission of an administrative or operational nature; (y) funds were available to enable the party to make the payment when due; and (z) the payment is made within three Local Business Days of such party’s receipt of written notice of its failure to pay.”; (c) the term “Specified Indebtedness” shall have the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business. All provisions contained in the Agreement are incorporated into and shall govern this Master Confirmation except as expressly modified herein. This Master Confirmation, each Supplemental Confirmation and the Agreement evidence a complete and binding agreement between Dealer and Counterparty as to the terms of the applicable Transaction and replace any previous agreement between the parties with respect to the subject matter hereof and thereof.

[1]	Add name of Dealer Parent, if applicable.

Exh. D-1

The Transactions hereunder shall be the sole Transactions under the Agreement. If there exists any ISDA Master Agreement between Dealer or any of its Affiliates (each, a “Dealer Affiliate”) and Counterparty or any confirmation or other agreement between Dealer or a Dealer Affiliate and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between Dealer or a Dealer Affiliate and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer or a Dealer Affiliate and Counterparty are parties, each Transaction shall not be considered a Transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement.

If, in relation to any Transaction, there is any inconsistency between the Agreement, this Master Confirmation, the relevant Supplemental Confirmation, the Equity Definitions and the Swap Definitions, the following will prevail for purposes of such Transaction in the order of precedence indicated: (i) the relevant Pricing Report, (ii) the relevant Supplemental Confirmation; (iii) this Master Confirmation; (iv) the Equity Definitions; (v) the Swap Definitions; and (vi) the Agreement.

2.      The terms of the particular Transactions to which this Master Confirmation relates are as follows:

General Terms:

Trade Date:	For each Transaction, the first day on which Shares are sold through the Agent (as defined below) pursuant to the Equity Distribution Agreement (as defined below) to hedge Dealer’s exposure under the applicable Transaction, or another date as specified in the related Forward Placement Notice (as defined in the Equity Distribution Agreement).

Effective Date:	For each Transaction, the date that is one Settlement Cycle following the Trade Date.

Buyer:	Dealer.

Seller:	Counterparty.

Maturity Date:	For each Transaction, the earlier of (i) the date specified in the Supplemental Confirmation (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day) and (ii) the date on which the Number of Shares is reduced to zero.

Shares:	The shares of common stock, par value USD 0.00025 per Share, of Counterparty (Ticker: “BNL”).

Number of Shares:	For each Transaction, the Initial Number of Shares; provided that on each Settlement Date, the Number of Shares shall be reduced by the number of Settlement Shares for such Settlement Date.

Initial Number of Shares:	For each Transaction, as specified in the Supplemental Confirmation, to be the aggregate number of Shares sold through the Agent, acting as forward seller for Dealer pursuant to the Equity Distribution Agreement, during the period from and including the Trade Date through and including the Hedge Completion Date.

Exh. D-2

Hedge Completion Date:	For each Transaction, the date specified in the Supplemental Confirmation, to be the earliest of (i) the final Scheduled Trading Day of the Forward Hedge Selling Period specified by Counterparty in the applicable Forward Placement Notice, (ii) the date Dealer notifies Counterparty that Dealer has completed the sale of Shares in connection with the applicable Forward Placement Notice, and (ii) the first Settlement Date.

Settlement Currency:	USD.

Exchange:	The New York Stock Exchange.

Related Exchange:	All Exchanges.

Prepayment:	Not Applicable.

Variable Obligation:	Not Applicable.

Forward Price:	On the Hedge Completion Date, the Initial Forward Price, and on any day thereafter, the product of the Forward Price on the immediately preceding calendar day and

1 + the Daily Rate * (1/365);

provided that the Forward Price on each Forward Price Reduction Date shall be the Forward Price otherwise in effect on such date minus the Forward Price Reduction Amount per Share for such Forward Price Reduction Date.

Initial Forward Price:	For each Transaction, as specified in the Supplemental Confirmation, to be the product of (i) the Net Percentage and (ii) the Volume-Weighted Hedge Price.

Volume-Weighted Hedge Price:	For each Transaction, as specified in the Supplemental Confirmation, to be the volume weighted average of the prices at which the Shares are sold through the Agent acting as forward seller for Dealer pursuant to the Equity Distribution Agreement during the period from and including the Trade Date through and including the Hedge Completion Date, provided that, solely for the purposes of calculating the Initial Forward Price, each such price shall be subject to adjustment by the Calculation Agent in good faith, in a commercially reasonable manner and in the same manner as the Forward Price pursuant to the definition thereof during the period from the Trade Date through and including the Hedge Completion Date.

Net Percentage:	For each Transaction, as specified in the Supplemental Confirmation, to be equal to one minus the Forward Seller Commission (as defined in the Equity Distribution Agreement) for such Transaction.

Daily Rate:	For any day, the Overnight Bank Funding Rate minus the Spread.

Overnight Bank Funding Rate:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate” as such rate is displayed on the page “OBFR01 <Index> <GO>” on the BLOOMBERG Professional Service, or any successor page; provided that if no such rate appears for such day on such page, the rate for such day will be determined by the Calculation Agent based on its estimate of the prevailing USD overnight bank funding rate for such day.

Exh. D-3

Spread:	For each Transaction, as specified in the Supplemental Confirmation and the related Forward Placement Notice.

Forward Price Reduction Dates:	For each Transaction, each date listed as such in Schedule I to the Supplemental Confirmation, and as set forth in the related Forward Placement Notice.

Forward Price Reduction Amount per Share:	For each Forward Price Reduction Date in each Transaction, the Forward Price Reduction Amount per Share set forth opposite such date on Schedule I to the Supplemental Confirmation, and as set forth in the related Forward Placement Notice.

Valuation:

Valuation Date:	For any Settlement (as defined below), if Physical Settlement is applicable, as designated in the relevant Settlement Notice (as defined below); or if Cash Settlement or Net Share Settlement is applicable, the last Unwind Date for such Settlement. Section 6.6 of the Equity Definitions shall not apply to any Valuation Date. For the avoidance of doubt, the last Unwind Date shall be determined by Dealer based on the completion of the unwinding of its hedge position.

Unwind Dates:	For any Cash Settlement or Net Share Settlement, each day on which Dealer (or its agent or affiliate) purchases Shares in the market in connection with such Settlement, starting on the First Unwind Date for such Settlement.

First Unwind Date:	For any Cash Settlement or Net Share Settlement, as designated in the relevant Settlement Notice.

Unwind Period:	For any Cash Settlement or Net Share Settlement, the period starting on the First Unwind Date for such Settlement and ending on the Valuation Date for such Settlement.

Settlement Terms:

Settlement:	For each Transaction, any Physical Settlement, Cash Settlement or Net Share Settlement of all or any portion of such Transaction.

Settlement Notice:	Subject to “Early Valuation” below, Counterparty may elect to effect a Settlement of all or any portion of the applicable Transaction by designating one or more Scheduled Trading Days following the Hedge Completion Date and on or prior to the Maturity Date to be Valuation Dates (or, with respect to Cash Settlements or Net Share Settlements, First Unwind Dates, each of which First Unwind Dates shall occur no later than the [60th] Scheduled Trading Day immediately preceding the Maturity Date) in a written notice to Dealer delivered no later than the 5th Scheduled Trading Day immediately preceding the First Unwind Date (in the case of a Net Share Settlement or Cash Settlement) or the 5th Scheduled Trading Day immediately preceding the relevant Valuation Date (in the case of a Physical Settlement), which notice

Exh. D-4

shall also specify (i) the number of Shares (the “Settlement Shares”) for such Settlement (not to exceed the number of Undesignated Shares as of the date of such Settlement Notice) and (ii) the Settlement Method applicable to such Settlement; provided that (A) Counterparty may not designate a First Unwind Date for a Cash Settlement or a Net Share Settlement if, as of the date of such Settlement Notice, any Shares have been designated as Settlement Shares for a Cash Settlement or a Net Share Settlement for which the related Relevant Settlement Date has not occurred; and (B) if the Number of Shares as of the Maturity Date is not zero, then the Maturity Date shall be a Valuation Date for a Physical Settlement and the number of Settlement Shares for such Settlement shall be the Number of Shares as of the Maturity Date (provided that if the Maturity Date occurs during any Unwind Period, then the provisions set forth below opposite “Early Valuation” shall apply as if the Maturity Date were the Early Valuation Date).

Undesignated Shares:	For each Transaction, as of any date, the Number of Shares minus the number of Shares designated as Settlement Shares for Settlements for which the related Relevant Settlement Date has not occurred.

Settlement Method Election:	Applicable; provided that, for each Transaction:

(i) Net Share Settlement shall be deemed to be included as an additional settlement method under Section 7.1 of the Equity Definitions;

(ii) Counterparty may elect Cash Settlement or Net Share Settlement only if Counterparty represents and warrants to Dealer in the Settlement Notice containing such election that, as of the date of such Settlement Notice, (A) Counterparty is not aware of any material nonpublic information concerning itself or the Shares, (B) Counterparty is electing the settlement method and designating the First Unwind Date specified in such Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 under the Exchange Act (“Rule 10b-5”) or any other provision of the federal securities laws, (C) Counterparty is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)), (D) Counterparty would be able to purchase a number of Shares equal to (x) the number of Settlement Shares designated in such Settlement Notice, in case of an election of Cash Settlement, or (y) a number of Shares with a value as of the date of such Settlement Notice equal to the product of (I) such number of Settlement Shares and (II) the then-current Forward Price, in case of an election of Net Share Settlement, in compliance with the laws of Counterparty’s jurisdiction of organization, (E) it is not electing Cash Settlement or Net Share Settlement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares), and (F) such election, and settlement in accordance therewith, does not and will not violate or conflict with any law, regulation or supervisory guidance applicable to Counterparty, or any order or judgment of any court or

Exh. D-5

other agency of government applicable to it or any of its assets, and any governmental consents that are required to have been obtained by Counterparty with respect to such election or settlement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(iii) Notwithstanding any election to the contrary in any Settlement Notice, Physical Settlement shall be applicable:

(A)  to all of the Settlement Shares designated in such Settlement Notice if, on the date such Settlement Notice is received by Dealer, (I) the trading price per Share on the Exchange (as determined by the Calculation Agent in a commercially reasonable manner) is below 50% of the Initial Forward Price (the “Threshold Price”) or (II) Dealer, as Hedging Party, determines, in its reasonable good faith judgment, after using commercially reasonable efforts, that it would be unable to purchase a number of Shares in the market sufficient to unwind its commercially reasonable hedge position in respect of the portion of the applicable Transaction represented by such Settlement Shares and satisfy its delivery obligation hereunder, if any, by the Maturity Date (taking into account any additional share forward or other equity derivative transaction (each, an “Additional Equity Derivative Transaction”) Counterparty has entered into) (x) in a manner that (A) would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be subject to the safe harbor provided by Rule 10b-18(b) under the Exchange Act and (B) based on advice of counsel, would not raise material risks under applicable securities laws or (y) due to the lack of sufficient liquidity in the Shares (each, a “Trading Condition”); or

(B)  to all or a portion of the Settlement Shares designated in such Settlement Notice if, on any day during the relevant Unwind Period, (I) the trading price per Share on the Exchange (as determined by the Calculation Agent in a commercially reasonable manner) is below the Threshold Price or (II) Dealer, as Hedging Party, determines, in its good faith, reasonable judgment, that a Trading Condition has occurred, in which case the provisions set forth below in the fourth paragraph opposite “Early Valuation” shall apply as if such day were the Early Valuation Date and (x) for purposes of clause (i) of such paragraph, such day shall be the last Unwind Date of such Unwind Period and the “Unwound Shares” shall be calculated to, and including, such day and (y) for purposes of clause (ii) of such paragraph, the “Remaining Shares” shall be equal to the number of Settlement Shares designated in such Settlement Notice minus the Unwound Shares determined in accordance with clause (x) of this sentence.

Exh. D-6

Default Settlement Method:	Physical Settlement.

Physical Settlement:	Notwithstanding Section 9.2(a)(i) of the Equity Definitions, on the Settlement Date, Dealer shall pay to Counterparty an amount equal to the Forward Price on the relevant Valuation Date multiplied by the number of Settlement Shares for such Settlement, and Counterparty shall deliver to Dealer such Settlement Shares. If, on any Settlement Date, the Settlement Shares to be delivered by Counterparty to Dealer hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Settlement Shares are actually delivered to Dealer, then the portion of the Physical Settlement Amount payable by Dealer to Counterparty shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

Settlement Date:	The Valuation Date.

Net Share Settlement:	If Net Share Settlement applies, on the Net Share Settlement Date, if the Net Share Settlement Amount is greater than zero, Counterparty shall deliver a number of Shares equal to the Net Share Settlement Amount (rounded down to the nearest integer) to Dealer, and if the Net Share Settlement Amount is less than zero, Dealer shall deliver a number of Shares equal to the absolute value of the Net Share Settlement Amount (rounded down to the nearest integer) to Counterparty, in either case, in accordance with Section 9.4 of the Equity Definitions, with the Net Share Settlement Date deemed to be a “Settlement Date” for purposes of such Section 9.4, and, in either case, plus cash in lieu of any fractional Shares included in the Net Share Settlement Amount but not delivered due to rounding required hereby, valued at the Settlement Price.

Net Share Settlement Date:	The date that follows the Valuation Date by one Settlement Cycle.

Net Share Settlement Amount:	For any Net Share Settlement, an amount equal to (i) the Forward Cash Settlement Amount divided by the Settlement Price plus (ii) a number of Shares, valued at the Settlement Price (determined as if, solely for purposes of this clause (ii), the reference to the phrase “on each Unwind Date during the Unwind Period relating to such Settlement” in the definition of “Settlement Price” were instead deemed to refer, in respect of any relevant Forward Price Reduction Date, to the phrase “during a commercially reasonable period of time corresponding to the relevant Forward Price Reduction Date in order to account for the related Forward Price Reduction Amount during such period”), equal to the aggregate Unwind Adjustment Amount(s), if any, for the relevant Unwind Period, as determined by the Calculation Agent.

Forward Cash Settlement Amount:	Notwithstanding Section 8.5(c) of the Equity Definitions, the Forward Cash Settlement Amount for any Cash Settlement or Net Share Settlement shall be equal to (i) the number of Settlement Shares for such Settlement multiplied by (ii) an amount equal to (A) the Settlement Price minus (B) the Relevant Forward Price.

Exh. D-7

Relevant Forward Price:	For any Cash Settlement or Net Share Settlement, as determined by the Calculation Agent, the weighted average Forward Price per Share on each Unwind Date during the Unwind Period relating to such Settlement (weighted based on the number of Shares purchased by Dealer or its agent or affiliate in connection with unwinding its commercially reasonable hedge position in connection on each such Unwind Date in connection with such Settlement).

Settlement Price:	For any Cash Settlement or Net Share Settlement, as determined by the Calculation Agent, the weighted average price per Share of the purchases of Shares made by Dealer (or its agent or affiliate) on each Unwind Date during the Unwind Period relating to such Settlement (weighted based on the number of Shares purchased by Dealer or its agent or affiliate at each such price per Share in connection with unwinding its commercially reasonable hedge position in connection with such Settlement), plus USD 0.02 per Share.

The times and prices at which Dealer (or its agent or affiliate) purchases any Shares during any Unwind Period in connection with unwinding its commercially reasonable hedge position shall be determined by Dealer in a commercially reasonable manner. Without limiting the generality of the foregoing, in the event that Dealer concludes, in its good faith and reasonable discretion based upon advice of counsel, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures generally applicable in similar situations and applied in a non-discriminatory manner (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer) for it, as Hedging Party, to refrain from purchasing Shares on any Scheduled Trading Day (a “Regulatory Disruption”), that would have been an Unwind Date but for the occurrence of a Regulatory Disruption, Dealer shall notify Counterparty in writing that a Regulatory Disruption has occurred on such Scheduled Trading Day without specifying (and Dealer shall not otherwise communicate to Counterparty) the nature of such Regulatory Disruption, and, for the avoidance of doubt, such Scheduled Trading Day shall not be an Unwind Date and such Regulatory Disruption shall be deemed to be a Market Disruption Event.

Relevant Settlement Date:	For any Settlement, the Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date, as the case may be.

Unwind Adjustment Amount:	For any Net Share Settlement, for any Forward Price Reduction Date that occurs during the period from, and including, the date one Settlement Cycle immediately following the relevant First Unwind Date to, and including, the date one Settlement Cycle immediately following the relevant Valuation Date, an amount determined by the Calculation Agent equal to the product of (i) the Forward Price Reduction Amount per Share for such Forward Price Reduction Date multiplied by (ii)(A) if the Net Share Settlement Amount calculated as of the date immediately prior to the relevant Forward Price Reduction Date is a positive number, such Net Share Settlement Amount or (B) otherwise, zero.

Exh. D-8

Settlement Currency:	USD.

Other Applicable Provisions:	To the extent Dealer or Counterparty is obligated to deliver Shares hereunder, the provisions of Sections 9.2 (last sentence only), 9.8, 9.9, 9.10 and 9.11 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the applicable Transaction; provided that, in such case, with respect to any delivery of Shares by Dealer the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Counterparty is the issuer of the Shares. In addition, to the extent Counterparty is obligated to deliver Shares hereunder, the provisions of Section 9.12 of the Equity Definitions will be applicable as if “Physical Settlement” applied to such Transaction.

Share Adjustments:

Potential Adjustment Events:	An Extraordinary Dividend shall not constitute a Potential Adjustment Event.

Extraordinary Dividend:	For each Transaction, any dividend or distribution on the Shares with an ex-dividend date occurring on any day following the Trade Date (other than (i) any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) of the Equity Definitions or (ii) a regular, quarterly cash dividend (x) in an amount per Share equal to or less than the Forward Price Reduction Amount corresponding to such quarter and (y) the ex-dividend date for which is no earlier than the Forward Price Reduction Date corresponding to such quarter).

Method of Adjustment:	Calculation Agent Adjustment.

Extraordinary Events:

Extraordinary Events:	The consequences that would otherwise apply under Article 12 of the Equity Definitions to any applicable Extraordinary Event (excluding any Failure to Deliver, Increased Cost of Hedging, Increased Cost of Stock Borrow or any Extraordinary Event that also constitutes a Bankruptcy Termination Event (as defined below), but including, for the avoidance of doubt, any other applicable Additional Disruption Event) shall not apply.

Merger Event:	Applicable; provided that Section 12.1(b) of the Equity Definitions is hereby amended by deleting the remainder of such Section beginning with the words “in each case if the Merger Date is on or before” in the fourth to last line thereof.

Tender Offer:	Applicable; provided that Section 12.1(d) of the Equity Definitions shall be amended by replacing the reference therein to “10%” with a reference to “20%”.

Exh. D-9

Delisting:	In addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Additional Disruption Events:

Change in Law:	Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended (i) by replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, (ii) by adding the phrase “and/or Hedge Position” after the word “Shares” in clause (X) thereof, and (iii) by adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date” after the word “Transaction” in clause (X) thereof; and provided further, that (i) any determination as to whether (A) the adoption of or any change in any applicable law or regulation (including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute) or (B) the promulgation of or any change in the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, and (ii) Section 12.9(a)(ii) of the Equity Definitions is hereby amended by replacing the parenthetical beginning after the word “regulation” in the second line thereof with the phrase “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute)”.

Failure to Deliver:	Applicable if Dealer is required to deliver Shares hereunder; otherwise, Not Applicable.

Hedging Disruption:	Applicable.

Increased Cost of Hedging:	Applicable; provided that Section 12.9(b)(vi) of the Equity Definitions shall be amended by (i) deleting clause (C) of the second sentence thereof and (ii) deleting the third and fourth sentences thereof.

Increased Cost of Stock Borrow:	Applicable; provided that Section 12.9(b)(v) of the Equity Definitions shall be amended by (i) deleting clause (C) of the second sentence thereof and (ii) deleting the third, fourth and fifth sentences thereof. For the avoidance of doubt, upon the announcement of any event that, if consummated, would result in a Merger Event or Tender Offer, the term “rate to borrow Shares” as used in Section 12.9(a)(viii) of the Equity Definitions shall include, without duplication, any commercially reasonable cost borne or amount payable by the Hedging Party in respect of maintaining or reestablishing its commercially reasonable hedge position, including, but not limited to, any assessment or other amount payable by the Hedging Party to a lender of Shares in respect of any merger or tender offer premium, as applicable.

Exh. D-10

Initial Stock Loan Rate:	For each Transaction, as specified in the Supplemental Confirmation and the related Forward Placement Notice.

Loss of Stock Borrow:	Applicable; provided that Section 12.9(b)(iv) of the Equity Definitions shall be amended by (i) deleting clause (A) of the first sentence thereof in its entirety and (ii) deleting the words “neither the Non-Hedging Party nor the Lending Party lends Shares in the amount of the Hedging Shares or” in the second sentence thereof.

Maximum Stock Loan Rate:	For each Transaction, as specified in the Supplemental Confirmation and the related Forward Placement Notice.

Hedging Party:	For all applicable Additional Disruption Events, Dealer.

Determining Party:	For all applicable Extraordinary Events, Dealer.

Early Valuation:

Early Valuation:	For each Transaction, notwithstanding anything to the contrary herein, in the Supplemental Confirmation, the Agreement or in the Equity Definitions, at any time (x) concurrently with or following the occurrence of a Hedging Event, the declaration by Issuer of an Extraordinary Dividend, or an ISDA Event or (y) if an Excess Section 13 Ownership Position, an Excess Charter Ownership Position or an Excess Regulatory Ownership Position (each as defined below) exists, in either case, Dealer (or, in the case of an ISDA Event that is an Event of Default or Termination Event, the party entitled to designate an Early Termination Date in respect of such event pursuant to Section 6 of the Agreement) shall have the right to designate any Scheduled Trading Day to be the “Early Valuation Date”, in which case the provisions set forth in this “Early Valuation” section shall apply, in the case of an Event of Default or Termination Event, in lieu of Section 6 of the Agreement. For the avoidance of doubt, any amount calculated in connection with an “Early Valuation” (in respect of which Counterparty satisfies its payment and/or delivery obligations under this “Early Valuation” section) as a result of an Extraordinary Dividend shall not be adjusted by the value associated with such Extraordinary Dividend.

If the Early Valuation Date occurs on a date that is not during an Unwind Period, then the Early Valuation Date shall be a Valuation Date for a Physical Settlement, and the number of Settlement Shares for such Physical Settlement shall be the Number of Shares on such Early Valuation Date; provided that Dealer may in its good faith and reasonable discretion elect to permit Counterparty to elect Cash Settlement or Net Share Settlement, in which case Dealer, as Hedging Party, will determine, in good faith and in a commercially reasonable manner, the Scheduled Trading Day that will be the First Unwind Date for such Cash Settlement or Net Share Settlement.

Exh. D-11

If the Early Valuation Date occurs during an Unwind Period, then (i) (A) the last Unwind Date of such Unwind Period shall be deemed to occur on the Early Valuation Date, (B) a Settlement shall occur in respect of such Unwind Period, to which the Settlement Method elected by Counterparty in respect of such Settlement shall apply (subject to the provisions under “Settlement Terms” above in respect of the applicable Settlement Method), and (C) the number of Settlement Shares for such Settlement shall be the number of Unwound Shares for such Unwind Period on the Early Valuation Date, and (ii) (A) the Early Valuation Date shall be a Valuation Date for an additional Physical Settlement (provided that Dealer may in its good faith and reasonable discretion elect that the Settlement Method elected by Counterparty for the Settlement described in clause (i) of this sentence shall apply, in which case Dealer, in its good faith and in a commercially reasonable manner, will determine the Scheduled Trading Day that will be the First Unwind Date for such Cash Settlement or Net Share Settlement) and (B) the number of Settlement Shares for such additional Settlement shall be the number of Remaining Shares on the Early Valuation Date.

Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related Settlement Date or Net Share Settlement Date, as applicable, the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent may adjust the terms of the applicable Transaction as appropriate to account for such change to the nature of the Shares.

If, upon designation of an Early Valuation Date by Dealer pursuant to this section, Counterparty fails to deliver the Settlement Shares relating to such Early Valuation Date when due or otherwise fails to perform obligations within its control in respect of any Transaction, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply.

ISDA Event:	(i) Any Event of Default or Termination Event, other than an Event of Default or Termination Event that also constitutes a Bankruptcy Termination Event, that gives rise to the right of either party to designate an Early Termination Date pursuant to Section 6 of the Agreement or (ii) the announcement of any event or transaction that, if consummated, would result in a Merger Event, Tender Offer, Nationalization, Delisting or Change in Law, in each case, as determined by the Calculation Agent.

Hedging Event:	(i) A Loss of Stock Borrow or Hedging Disruption, (ii) (A) an Increased Cost of Stock Borrow or (B) an Increased Cost of Hedging, in the case of sub-clause (A) or (B), in connection with which Counterparty does not elect, and so notify the Hedging Party of its election, in each case, within the required time period to either amend the applicable Transaction pursuant to Section 12.9(b)(v)(A) or Section 12.9(b)(vi)(A) of the Equity Definitions, as applicable, or pay

Exh. D-12

an amount determined by the Calculation Agent that corresponds to the relevant Price Adjustment pursuant to Section 12.9(b)(v)(B) or Section 12.9(b)(vi)(B) of the Equity Definitions, as applicable, or (iii) the occurrence of a Market Disruption Event during an Unwind Period and the continuance of such Market Disruption Event for at least eight Scheduled Trading Days.

Remaining Shares:	For each Transaction, on any day, the Number of Shares as of such day (or, if such day occurs during an Unwind Period, the Number of Shares as of such day minus the Unwound Shares for such Unwind Period on such day).

Unwound Shares:	For any Unwind Period on any day, the aggregate number of Shares with respect to which Dealer has unwound its commercially reasonable hedge position in respect of the applicable Transaction in connection with the related Settlement as of such day, as determined by Dealer, as Hedging Party, acting in good faith and a commercially reasonable manner.

Acknowledgements:

Non-Reliance:	Applicable.

Agreements and Acknowledgements
Regarding Hedging Activities:	Applicable.

Additional Acknowledgements:	Applicable.

Transfer:	Dealer may assign or transfer any of its rights or delegate any of its duties hereunder to any affiliate of Dealer; provided that under the applicable law effective on the date of such transfer or assignment, Counterparty will not be required, as a result of such transfer or assignment, to pay to the transferee an amount in respect of an Indemnifiable Tax greater than the amount, if any, that Counterparty would have been required to pay Dealer in the absence of such transfer or assignment; and Counterparty will not receive a payment from which an amount has been withheld or deducted, on account of a Tax in respect of which the other party is not required to pay an additional amount, unless Counterparty would not have been entitled to receive any additional amount in respect of such payment in the absence of such transfer or assignment; provided further that (A) the affiliate’s obligations hereunder are fully and unconditionally guaranteed by Dealer or Dealer’s parent or (B) the affiliate’s long-term issuer rating is equal to or better than the credit rating of Dealer at the time of such assignment or transfer; and provided further that no Termination Event with respect to which Dealer is the Defaulting Party or an Affected Party, as the case may be, exists or would result therefrom, and no Extraordinary Event, Early Valuation, Market Disruption Event, ISDA Event, Excess Section 13 Ownership Position or Excess Regulatory Ownership Position or other event or circumstance giving rise to a right or responsibility to terminate or cancel a Transaction or to make an adjustment to the terms of a Transaction would result therefrom. Notwithstanding any other provision in this Master Confirmation to the contrary requiring or allowing Dealer to purchase,

Exh. D-13

sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer’s obligations in respect of any Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty to the extent of any such performance.

Calculation Agent:	Dealer. Notwithstanding anything to the contrary in the Agreement, the Equity Definitions, the Swap Definitions or this Master Confirmation, (i) whenever Dealer, acting as any of the Calculation Agent, Determining Party or Hedging Party, is required to act or to exercise judgment or discretion in any way with respect to a Transaction pursuant to the Confirmation (including, without limitation, by making calculations, adjustments or determinations with respect to such Transaction but not, for the avoidance of doubt, with respect to any election it is entitled to make), it will do so in good faith and in a commercially reasonable manner and (ii) to the extent Dealer, acting in any capacity, makes any judgment, calculation, adjustment or determination, or exercises its discretion to take into account the effect of an event on such Transaction, it shall do so taking into account its Hedge Position. Dealer shall, within five Exchange Business Days of a written request by Counterparty, provide a written explanation (which may be by e-mail) of any judgment, calculation, adjustment or determination made by Dealer, as to such Transaction, in its capacity as Calculation Agent, Determining Party or Hedging Party, including, where applicable, a description of the methodology and the basis for such judgment, calculation, adjustment or determination in reasonable detail, it being agreed and understood that Dealer shall not be obligated to disclose any confidential or proprietary models or other information that Dealer believes to be confidential, proprietary or subject to contractual, legal or regulatory obligations not to disclose such information, in each case, used by it for such judgment, calculation, adjustment or determination.
Counterparty Payment
Instructions:	To be provided by Counterparty.

Dealer Payment Instructions:	To be provided by Dealer.

Counterparty’s Contact Details	To be provided by Counterparty.
for Purpose of Giving Notice:

Dealer’s Contact Details
for Purpose of Giving Notice:	To be provided by Dealer.

3. Effectiveness.

Each Transaction shall be effective if and only if Shares are sold by [Manager], acting as forward seller for Dealer (in such capacity, the “Agent”), on or after the Trade Date and on or before the Hedge Completion Date pursuant to the Equity Distribution Agreement, dated [•], 2021 among Dealer, Counterparty, the Agent and the other parties thereto (the “Equity Distribution Agreement”). If the Equity Distribution Agreement is terminated prior to any such sale of Shares thereunder, the parties shall have no further obligations in connection with the applicable Transaction, other than in respect of breaches of representations or covenants on or prior to such date. For the avoidance of doubt, if the Equity Distribution Agreement is terminated prior to the Hedge Completion Date, this Master Confirmation and the related Supplemental Confirmation shall remain in effect with respect to any Shares that had been sold by the Agent acting as forward seller for Dealer on or after the Trade Date and prior to such termination.

Exh. D-14

4. Additional Mutual Representations and Warranties.

In addition to the representations and warranties in the Agreement, each party represents and warrants to the other party that it is an “eligible contract participant”, as defined in the U.S. Commodity Exchange Act (as amended), and an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act of 1933 (as amended) (the “Securities Act”), and is entering into each Transaction hereunder as principal and not on behalf of any third party.

5. Additional Representations and Warranties of Counterparty.

In addition to the representations and warranties in the Agreement and those contained elsewhere herein, Counterparty represents and warrants to Dealer, and agrees with Dealer, as of each Trade Date and as of each Hedge Completion Date, that:

(a)

without limiting the generality of Section 13.1 of the Equity Definitions, it acknowledges that Dealer is not making any representations or warranties with respect to the treatment of any Transaction, including without limitation ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, FASB Statements 128, 133, as amended, 149 or 150, EITF 00-19, 01-6, 03-6 or 07-5, ASC Topic 480, Distinguishing Liabilities from Equity, ASC 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity (or any successor issue statements) or under the Financial Accounting Standards Board’s Liabilities & Equity Project;

(b)

prior to each Trade Date, Counterparty shall deliver to Dealer a resolution of Counterparty’s board of directors, or duly authorized committee thereof, authorizing the applicable Transaction. Based on such resolutions, Section 7.27(c) of Counterparty’s Articles of Incorporation (“Charter”) applies to Dealer (and its affiliates acting in connection with such Transaction) (i) in respect of Shares delivered to Dealer (or such respective affiliates) from time to time in connection with the settlement of such Transaction (which deliveries are necessary to facilitate the offering of Shares contemplated pursuant to the Equity Distribution Agreement, within the meaning of such Section 7.27(c)) and (ii) otherwise to the extent necessary to facilitate such Transaction or any other forward sale transaction pursuant to the Equity Distribution Agreement;

(c)

it shall not take any action to reduce or decrease the number of authorized and unissued Shares below the sum of (i) the Capped Number (as defined below) across all Transactions hereunder plus (ii) the total number of Shares issuable upon settlement (whether by net share settlement or otherwise) of any other transaction or agreement to which it is a party;

(d)

it will not repurchase any Shares if, immediately following such repurchase, the Number of Shares Percentage (as defined below) would alone or in the aggregate be equal to or greater than [4.9]% of the number of then-outstanding Shares, and it will notify Dealer immediately upon the announcement or consummation of any repurchase of Shares in an amount that, taken together with the amount of all repurchases since the date of the last such notice (or, if no such notice has been given, since the first Trade Date), exceeds 0.5% of the number of then-outstanding Shares; the “Number of Shares Percentage” as of any day is the fraction of (1) the numerator of which is the aggregate of the Number of Shares for each Transaction and each “Number of Shares” or comparable amount under any Additional Equity Derivative Transaction and (2) the denominator of which is the number of Shares outstanding on such day;

(e)

it is not entering into any Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares);

Exh. D-15

(f)

(i) neither it nor any of its officers or directors is aware of any material non-public information regarding itself or the Shares; (ii) it is entering into each Confirmation and will provide any Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 or any other provision of the federal securities laws; (iii) it has not entered into or altered any hedging transaction relating to the Shares corresponding to or offsetting any Transaction; and (iv) it has consulted with its own advisors as to the legal aspects of its adoption and implementation of each Confirmation under Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”);

(g)

it is in compliance with its reporting obligations under the Exchange Act, and its most recent Annual Report on Form 10-K, together with all reports subsequently filed by it pursuant to the Exchange Act, taken together and as amended and supplemented to the date of this representation, do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(h)

no state or local (including, to the best of Counterparty’s knowledge, non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable specifically to the Shares (and not generally to ownership of equity securities by a financial institution that is not generally applicable to holders of the Shares) would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares as a commercially reasonable Hedge Position in connection with any Transaction in accordance with the terms of the applicable Confirmation and the Agreement;

(i)

as of each Trade Date and as of the date of any payment or delivery by Counterparty or Dealer hereunder, it is not and will not be “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code);

(j)

it is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(k)

it: (i) is an “institutional account” as defined in FINRA Rule 4512(c), (ii) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (iii) will exercise independent judgment in evaluating any recommendations of Dealer and its affiliates and associated persons; and (iv) has total assets of at least USD 50 million;

(l)

it understands, agrees and acknowledges that no obligations of Dealer to it hereunder shall be entitled to the benefit of deposit insurance and that such obligations shall not be guaranteed by any affiliate of Dealer [(subject to paragraph 8(b) of this Master Confirmation)] or any governmental agency;

(m)

ownership positions held by Dealer or any of its affiliates solely in its capacity as a nominee or fiduciary (i) do not constitute “ownership” by Dealer and (ii) shall not result in Dealer being deemed or treated as the “owner” of such positions, in each case for purposes of the Charter;

(n)

IT UNDERSTANDS THAT EACH TRANSACTION IS SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS; and

Exh. D-16

(o)

in connection with this Master Confirmation, each Supplemental Confirmation, the Equity Distribution Agreement, each Transaction and the other transactions contemplated hereunder and thereunder (the “Relevant Transactions”), Counterparty acknowledges that none of Dealer and/or its affiliates is advising Counterparty or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction (for the avoidance of doubt, notwithstanding any advisory relationship that Dealer and/or its affiliates may have, or may have had in the past, with Counterparty and/or its affiliates). Counterparty shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the Relevant Transactions, and none of Dealer and/or its affiliates shall have any responsibility or liability to Counterparty with respect thereto. Any review by the Dealer and/or its affiliates of Counterparty, the Relevant Transactions or other matters relating to the Relevant Transactions will be performed solely for the benefit of Dealer and/or its affiliates, as the case may be, and shall not be on behalf of Counterparty. Counterparty waives to the full extent permitted by applicable law any claims it may have against Dealer and/or its affiliates arising from an alleged breach of fiduciary duty in connection with the Relevant Transactions.

6. Additional Covenants of Counterparty.

(a) Counterparty acknowledges and agrees that any Shares delivered by Counterparty to Dealer on any Settlement Date or Net Share Settlement Date will be (i) newly issued, (ii) approved for listing or quotation on the Exchange, subject to official notice of issuance, and (iii) registered under the Exchange Act, and, when delivered by Dealer (or an affiliate of Dealer) to securities lenders from whom Dealer (or an affiliate of Dealer) borrowed Shares in connection with hedging its exposure to the applicable Transaction, will be freely saleable without further registration or other restrictions under the Securities Act in the hands of those securities lenders, irrespective of whether any such stock loan is effected by Dealer or an affiliate of Dealer. Accordingly, Counterparty agrees that any Shares so delivered will not bear a restrictive legend and will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System. In addition (and without limitation of the representations and warranties of Counterparty made pursuant to Section 9.11 of the Equity Definitions), Counterparty represents and agrees that any such Shares have been duly authorized and shall be, upon delivery, validly issued, fully paid and non-assessable.

(b) Counterparty agrees that Counterparty shall not enter into or alter any hedging transaction relating to the Shares corresponding to or offsetting any Transaction. Without limiting the generality of the provisions set forth under the caption “Settlement Terms” in paragraph 2 of this Master Confirmation, Counterparty acknowledges and agrees that it will not seek to control or influence Dealer’s decision to make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) under or in connection with any Transaction, including, without limitation, Dealer’s decision to enter into any hedging transactions.

(c) Counterparty acknowledges and agrees that any amendment, modification, waiver or termination of any Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c) under the Exchange Act. Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such amendment, modification or waiver shall be made at any time at which Counterparty or any officer or director of Counterparty is aware of any material non-public information regarding Counterparty or the Shares.

(d) Counterparty shall promptly provide notice to Dealer of any public announcement by Counterparty or its controlled affiliates of any event that, if consummated, would constitute an Extraordinary Event or Potential Adjustment Event.

(e) Neither Counterparty nor any of its “affiliated purchasers” (as defined by Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) shall take any action that would cause any purchases of Shares by Dealer or any of its Affiliates in connection with any Cash Settlement or Net Share Settlement not to meet the requirements of the safe harbor provided by Rule 10b-18 if such purchases were made by Counterparty. Without limiting the generality of the foregoing, during any Unwind Period, except with the prior written consent of Dealer, Counterparty will not,

Exh. D-17

and will cause its affiliated purchasers (as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or announce or commence any tender offer relating to, any Shares (or equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for the Shares.

(f) Counterparty will not take, or permit to be taken, any action to cause any “restricted period” (as such term is defined in Regulation M promulgated under the Exchange Act (“Regulation M”)) to occur in respect of Shares or any security with respect to which the Shares are a “reference security” (as such term is defined in Regulation M) during any Unwind Period.

(g) Counterparty shall: (i) prior to the opening of trading in the Shares on any day on which Counterparty makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any Merger Transaction, notify Dealer of such public announcement; (ii) promptly notify Dealer following any such announcement that such announcement has been made; (iii) promptly (but in any event prior to the next opening of the regular trading session on the Exchange) provide Dealer with written notice specifying (A) Counterparty’s average daily Rule 10b-18 Purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the announcement date for the Merger Transaction that were not effected through Dealer or its affiliates and (B) the number of Shares purchased pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding such announcement date. Such written notice shall be deemed to be a certification by Counterparty to Dealer that such information is true and correct. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Counterparty acknowledges that under the terms of any Confirmation, any such notice may result in a Regulatory Disruption, a Trading Condition or an Early Valuation or may affect the length of any ongoing Unwind Period; accordingly, Counterparty acknowledges that its delivery of such notice shall comply with the standards set forth in paragraph 6(c) of this Master Confirmation. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization with respect to the Counterparty and/or the Shares as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act.

(h) Counterparty represents and warrants to, and agrees with, Dealer that Counterparty has not and will not, without the prior written consent of Dealer, enter into any structured share purchase or sale transaction (including the purchase or sale of any option or combination of options relating to the Shares), or any other transaction similar to any Transaction described herein, where any valuation period (however defined) in such other transaction will overlap at any time (including as a result of acceleration, postponement or extension in such valuation period as provided in the relevant agreement) with any Unwind Period under any Confirmation. In the event that the valuation period in any such other transaction overlaps with any Unwind Period under any Confirmation as a result of any acceleration, postponement or extension of such Unwind Period, Counterparty shall promptly amend such transaction to avoid any such overlap.

(i) Counterparty shall deliver to Dealer a customary opinion of counsel, dated as of the Effective Date (i) with respect to the due authorization, execution and delivery of the Confirmation, (ii) stating that the Confirmation does not contravene any applicable laws, Counterparty’s constituent documents, orders, writs, injunctions or decrees or material agreements of Counterparty, (iii) stating that the Confirmation constitutes a valid and binding obligation of the Counterparty enforceable against the Counterparty, in accordance with its terms and (iv) stating that no consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required in connection with the execution, delivery or performance by Company of such Confirmation, except such as have been obtained or made and such as may be required under the Exchange Act, the Securities Act or state securities laws.

7. Termination on Bankruptcy.

The parties hereto agree that, notwithstanding anything to the contrary in the Agreement or the Equity Definitions, each Transaction constitutes a contract to issue a security of Counterparty as contemplated by Section 365(c)(2) of the Bankruptcy Code and that each Transaction and the obligations and rights of Counterparty and Dealer (except for any liability as a result of breach of any of the representations or warranties provided by Counterparty in paragraph 4 or paragraph 5 of this Master Confirmation) shall immediately terminate, without the necessity of any notice, payment (whether directly, by netting or otherwise) or other action by Counterparty or Dealer, if, on or prior to the relevant final Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date, an Insolvency Filing occurs or any other proceeding commences with respect to Counterparty under the Bankruptcy Code (a “Bankruptcy Termination Event”).

Exh. D-18

8. Additional Provisions.

(a) Dealer acknowledges and agrees that Counterparty’s obligations under the Transactions are not secured by any collateral and that no Confirmation is intended to convey to Dealer rights with respect to the transactions contemplated thereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided that nothing herein shall limit or shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to any Confirmation or the Agreement; provided further that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than the Transactions.

(b) [Reserved.]

(c) The parties hereto intend for:

(i) each Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(27), 362(o), 546(e), 546(j), 555 and 561 of the Bankruptcy Code;

(ii) the rights given to Dealer pursuant to “Early Valuation” in paragraph 2 of this Master Confirmation to constitute “contractual rights” to cause the liquidation of a “securities contract” and to set off mutual debts and claims in connection with a “securities contract”, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code;

(iii) any cash, securities or other property provided as performance assurance, credit support or collateral with respect to any Transaction to constitute “margin payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code;

(iv) all payments for, under or in connection with any Transaction, all payments for Shares and the transfer of Shares to constitute “settlement payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code; and

(v) any or all obligations that either party has with respect to any Confirmation or the Agreement to constitute property held by or due from such party to margin, guaranty or settle obligations of the other party with respect to the transactions under the Agreement (including each Transaction) or any other agreement between such parties.

(d) Notwithstanding any other provision of the Agreement or any Confirmation, in no event will Counterparty be required to deliver in the aggregate in respect of all Settlement Dates, Net Share Settlement Dates or other dates on which Shares are delivered in respect of any amount owed under any Confirmation a number of Shares greater than 1.5 times the Initial Number of Shares (as adjusted for stock splits and similar events) (the “Capped Number”). The Capped Number shall be subject to adjustment only on account of (x) Potential Adjustment Events of the type specified in (1) Sections 11.2(e)(i) through (vi) of the Equity Definitions or (2) Section 11.2(e)(vii) of the Equity Definitions so long as, in the case of this sub-clause (2), such event is within Counterparty’s control, (y) Merger Events requiring corporate action of Counterparty (or any surviving entity of the Issuer hereunder in connection with any such Merger Event) and (z) Announcement Events that are not outside Counterparty’s control. Counterparty represents and warrants to Dealer (which representation and warranty shall be deemed to be repeated on each day that any Transaction is outstanding) that the Capped Number is equal to or less than the number of authorized but unissued Shares that are not reserved for future issuance in connection with transactions in the Shares (other than the Transactions) on the date of the determination of the Capped Number (such Shares, the “Available Shares”). In the event Counterparty shall not have delivered the Number of Shares otherwise deliverable as a result of this paragraph 8(d) (the resulting deficit, the “Deficit Shares”), Counterparty shall be continually obligated to deliver Shares, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, when, and to the extent that, (A) Shares are repurchased, acquired or otherwise received by Counterparty or any of its subsidiaries after the Trade Date (whether or not in exchange for cash, fair value or any other consideration), (B) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved and (C) Counterparty

Exh. D-19

additionally authorizes any unissued Shares that are not reserved for other transactions (such events as set forth in clauses (A), (B) and (C) above, collectively, the “Share Issuance Events”). Counterparty shall promptly notify Dealer of the occurrence of any of the Share Issuance Events (including the number of Shares subject to clause (A), (B) or (C) and the corresponding number of Shares to be delivered) and, as promptly as reasonably practicable, shall deliver such Shares thereafter. Counterparty shall not, until Counterparty’s Share delivery obligations under the Transactions have been satisfied in full, use any Shares that become available for potential delivery to Dealer as a result of any Share Issuance Event for the settlement or satisfaction of any transaction or obligation other than the Transactions or reserve any such Shares for future issuance for any purpose other than to satisfy Counterparty’s obligations to Dealer under the Transactions.

(e) The parties intend for each Confirmation to constitute a “Contract” as described in the letter dated October 6, 2003 submitted on behalf of Goldman, Sachs &Co. to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003.

(f) The parties intend for each Transaction (taking into account purchases of Shares in connection with any Cash Settlement or Net Share Settlement) to comply with the requirements of Rule 10b5-1(c)(1)(i)(A) under the Exchange Act and for each Confirmation to constitute a binding contract or instruction satisfying the requirements of 10b5-1(c) and to be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act.

(g) [Counterparty represents and warrants that it has received, read and understands Dealer’s “Risk Disclosure Statement Regarding OTC Derivatives Products” and acknowledges the terms thereof as if it had signed the Risk Disclosure Statement Verification contained therein as of the date hereof.]2

9. [Reserved.]

10. Beneficial Ownership.

Notwithstanding anything to the contrary in the Agreement or any Confirmation, in no event shall Dealer be entitled to receive, or be deemed to receive, Shares to the extent that, upon such receipt of such Shares, (i) the “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder) of Shares by Dealer, any of its affiliates’ business units subject to aggregation with Dealer for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act) and all persons who may form a “group” (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) with Dealer with respect to “beneficial ownership” of any Shares (collectively, “Dealer Group”) would be equal to or greater than [4.5]% of the outstanding Shares (an “Excess Section 13 Ownership Position”), (ii) violation would occur in respect of any restriction on ownership and/or transfers set forth in Article VII of the Charter (an “Excess Charter Ownership Position”) or (iii) Dealer, Dealer Group or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Dealer Person”) under Sections 3-601 to 3-605 and 3-701 to 3-710 of the Maryland General Corporation Law or any state or federal bank holding company or banking laws, or any federal, state or local laws, regulations or regulatory orders or organizational documents or contracts of Counterparty, in each case, applicable to ownership of Shares (“Applicable Restrictions”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the lesser of (A) the maximum number of Shares that would be permitted under Applicable Restrictions and (B) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a state or federal regulator) of a Dealer Person under Applicable Restrictions and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Counterparty or any contract or agreement to which Counterparty is a party, in each case minus (y) 1% of the number of Shares outstanding on the date of determination (such condition described in clause (iii), an “Excess Regulatory Ownership Position”). If any delivery owed to Dealer hereunder is not made, in whole or in

[2]	Disclosure statement to be customized for dealer.

Exh. D-20

part, as a result of this provision, (i) Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Dealer gives notice to Counterparty that such delivery would not result in (x) Dealer Group directly or indirectly so beneficially owning in excess of [4.5]% of the outstanding Shares and (y) the occurrence of an Excess Regulatory Ownership Position and (ii) if such delivery relates to a Physical Settlement, notwithstanding anything to the contrary herein, Dealer shall not be obligated to satisfy the portion of its payment obligation corresponding to any Shares required to be so delivered until the date Counterparty makes such delivery.

11. Non-Confidentiality.

The parties hereby agree that (i) effective from the date of commencement of discussions concerning any Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of such Transaction and all materials of any kind, including opinions or other tax analyses, provided by Dealer and its affiliates to Counterparty relating to such tax treatment and tax structure, and (ii) Dealer does not assert any claim of proprietary ownership in respect of any description contained herein or therein relating to the use of any entities, plans or arrangements to give rise to a particular United States federal income tax treatment for Counterparty.

12. Use of Shares.

Dealer acknowledges and agrees that, except in the case of a Private Placement Settlement, Dealer (or its agents or affiliates, as applicable) shall use any Shares delivered by Counterparty to Dealer on any Settlement Date to return to securities lenders to close out borrowings created by Dealer (or its agents or affiliates, as applicable) in connection with its hedging activities related to exposure under the applicable Transaction or in a manner that Dealer otherwise believes in good faith and based on the advice of counsel to be in compliance with applicable securities law.

13. Restricted Shares.

If Counterparty is unable to comply with the covenant of Counterparty contained in paragraph 6(a) of this Master Confirmation or Dealer otherwise determines in its reasonable opinion, based on advice of counsel, that any Shares to be delivered to Dealer by Counterparty may not be freely returned by Dealer to securities lenders as described in paragraph 6(a) of this Master Confirmation, then delivery of any such Settlement Shares (the “Unregistered Settlement Shares”) shall be effected pursuant to Annex A hereto, unless waived by Dealer.

14. Set-Off.

Notwithstanding Section 6(f) of the Agreement, Dealer agrees not to set off or net amounts due from Counterparty with respect to any Transaction against amounts due from Dealer to Counterparty with respect to contracts or instruments that are not Equity Contracts. “Equity Contract” means any transaction or instrument that does not convey to Dealer rights, or the ability to assert claims, that are senior to the rights and claims of common stockholders in the event of Counterparty’s bankruptcy.

15. Staggered Settlement.

Notwithstanding anything to the contrary herein, Dealer may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.

16. RESERVED.

Exh. D-21

17. REIT Ownership.

Counterparty agrees it will not treat ownership positions held by Dealer or any of its affiliates solely in its (or their) capacity as a nominee or fiduciary for unrelated persons as constituting Beneficial Ownership or Constructive Ownership (as such terms are defined in Counterparty’s Charter) by Dealer.

18. Other Forward(s).

Dealer acknowledges that Counterparty has entered into or may enter in the future into one or more substantially identical forward transactions on the Shares (each, an “Other Forward” and, collectively, the “Other Forwards”) with one or more other forward purchasers. Dealer and Counterparty agree that if Counterparty designates a “Settlement Date” with respect to one or more Other Forwards for which “Cash Settlement” or “Net Share Settlement” is applicable, and the resulting “Unwind Period” for such Other Forward(s) coincides for any period of time with an Unwind Period for this Transaction (the “Overlap Unwind Period”), Counterparty shall notify Dealer at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and the length of such Overlap Unwind Period, and Dealer shall be permitted to purchase Shares to unwind its hedge in respect of this Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, as notified to Dealer by Counterparty at least one Business Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, may be every other Scheduled Trading Day if there is only one Other Forward, every third Scheduled Trading Day if there are two Other Forwards, etc.)

19. Waiver of Jury Trial.

EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE AGREEMENT, ANY CONFIRMATION, ANY TRANSACTION HEREUNDER AND/OR ALL MATTERS ARISING IN CONNECTION WITH THE AGREEMENT, ANY CONFIRMATION AND/OR ANY TRANSACTION HEREUNDER. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH A SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THE TRANSACTIONS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS PROVIDED HEREIN.

20. Submission to Jurisdiction.

Section 13(b) of the Agreement is deleted in its entirety and replaced by the following:

“Each party hereby irrevocably and unconditionally submits for itself and its property in any suit, legal action or proceeding relating to this Agreement and/or any Transaction, or for recognition and enforcement of any judgment in respect thereof, (each, “Proceedings”) to the exclusive jurisdiction of the Supreme Court of the State of New York, sitting in New York County, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof. Nothing in the Confirmation or this Agreement precludes either party from bringing Proceedings in any other jurisdiction if (A) the courts of the State of New York or the United States of America for the Southern District of New York lack jurisdiction over the parties or the subject matter of the Proceedings or declines to accept the Proceedings on the grounds of lacking such jurisdiction; (B) the Proceedings are commenced by a party for the purpose of enforcing against the other party’s property, assets or estate any decision or judgment rendered by any court in which Proceedings may be brought as provided hereunder; (C) the Proceedings are commenced to appeal any such court’s decision or judgment to any higher court with competent appellate jurisdiction over that court’s decisions or judgments if that higher court is located outside the State of New York or Borough of Manhattan, such as a federal court of appeals or the U.S. Supreme Court; or (D) any

Exh. D-22

suit, action or proceeding has been commenced in another jurisdiction by or against the other party or against its property, assets or estate and, in order to exercise or protect its rights, interests or remedies under this Agreement or the Confirmation, the party (1) joins, files a claim, or takes any other action, in any such suit, action or proceeding, or (2) otherwise commences any Proceeding in that other jurisdiction as the result of that other suit, action or proceeding having commenced in that other jurisdiction.”

21. Counterparts.

This Master Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Master Confirmation by signing and delivering one or more counterparts. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com (any such signature, an “Electronic Signature”)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this Master Confirmation or in any other certificate, agreement or document related to this Master Confirmation shall include any Electronic Signature, except to the extent electronic notices are expressly prohibited under this Master Confirmation or the Agreement.

22. Taxes.3

(a) For the purposes of Section 3(e) of the Agreement, Dealer and Counterparty each makes the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement) to be made by it to the other party under the Agreement. In making this representation, it may rely on: (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement; (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement, except that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(b) For the purpose of Section 3(f) of the Agreement, Dealer makes the following representations:

[It is a [U.S. corporation/U.S. national association/[●]] duly organized and incorporated under the laws of [●], an exempt recipient under Section 1.6049-4(c)(1)(ii) of the United States Treasury Regulations and a “U.S. person” (as that term is used in sections 1.1441-1(c)(2)(i) and 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.]

[(i) All payments received or to be received by it under the Transaction will be effectively connected with its conduct of a trade or business carried on in the United States.

(ii) It is a “foreign person” (as that term is used in Section 1.6041-4(a)(4) of the United States Treasury Regulations) for United States federal income tax purposes.]

[3]	Tax provisions to be customized for each Dealer.

Exh. D-23

(c) For the purpose of Section 3(f) of the Agreement, Counterparty makes the following representations:

(i) It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.

(ii) It is a real estate investment trust for U.S. federal income tax purposes, it is organized under the laws of the State of Maryland, and it is an exempt recipient under section 1.6049-4(c)(1)(ii)(J) of the United States Treasury Regulations.

(c) For the purpose of Sections 4(a)(i) and (ii) of the Agreement, Dealer agrees to deliver to Counterparty one duly executed and completed United States Internal Revenue Service [Form W-9][Form W-8ECI][*] (or successor thereto) upon execution of this Master Confirmation and shall provide a new form promptly upon (i) reasonable request of Counterparty or (ii) learning that any form previously provided has become obsolete or incorrect. For the purpose of Sections 4(a)(i) and (ii) of the Agreement, Counterparty agrees to deliver to Dealer one duly executed and completed United States Internal Revenue Service Form W-9 (or successor thereto) upon execution of this Master Confirmation and shall provide a new form promptly upon (i) reasonable request of Dealer or (ii) promptly upon learning that any form previously provided has become obsolete or incorrect.

(d) “Indemnifiable Tax” as defined in Section 14 of the Agreement shall not include any withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(e) To the extent that either party to the Agreement with respect to each Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by the ISDA on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to each Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to each Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to each Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of each Transaction. For greater certainty, if there is any inconsistency between this provision and the provisions contained in any other agreement between the parties with respect to each Transaction, this provision shall prevail unless such other agreement expressly overrides the provisions of the Attachment to the 871(m) Protocol.

24. Financial Assistance.

Counterparty represents and warrants that it and any of its subsidiaries has not applied, and shall not, until after the first date on which no portion of any Transaction remains outstanding following any final settlement, cancellation or early termination of all Transactions hereunder, apply, for a loan, loan guarantee, direct loan (as that term is defined in the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”)) or other investment, or to receive any financial assistance or relief under any program or facility (collectively “Financial Assistance”) that (a) is established under applicable law (whether in existence as of any Trade Date or subsequently enacted, adopted or amended), including without limitation the CARES Act and the Federal Reserve Act, as amended, and (b) (i) requires under applicable law (or any regulation, guidance, interpretation or other pronouncement of a governmental authority with jurisdiction for such program or facility) as a condition of such Financial Assistance, that the Counterparty comply with any requirement not to, or otherwise agree, attest, certify or warrant that it has not, as of the date specified in such condition, repurchased, or will not repurchase, any equity security of Counterparty, and that Counterparty has not, as of the date specified in the condition, made a capital distribution or will make a capital distribution, or (ii) where the terms of any Transaction would cause Counterparty to fail to satisfy any condition for application for or receipt or retention of the Financial Assistance (collectively “Restricted

Exh. D-24

Financial Assistance”); provided, that Counterparty or any of its subsidiaries may apply for Restricted Financial Assistance if Counterparty either (a) determines based on the advice of outside counsel of national standing that the terms of the Transactions hereunder would not cause Counterparty or any of its subsidiaries to fail to satisfy any condition for application for or receipt or retention of such Financial Assistance based on the terms of the program or facility as of the date of such advice or (b) delivers to Dealer evidence or other guidance from a governmental authority with jurisdiction for such program or facility that the Transactions are permitted under such program or facility (either by specific reference to the Transactions or by general reference to transactions with the attributes of the Transactions in all relevant respects).

23. US Resolution Stay Protocol.

The parties agree that the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”) page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a “Covered Agreement,” Dealer shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity” and for the avoidance of doubt shall be the only Counterparty Entity. In the event that, after the date of the Agreement, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between the Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “the Agreement” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Dealer replaced by references to the covered affiliate support provider.

“QFC Stay Rules” mean the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1- 7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.

[Include Dealer specific provisions.]

Exh. D-25

Please confirm that the foregoing correctly sets forth the terms of the agreement between Dealer and Counterparty by executing one original copy of this Master Confirmation and returning such copy to Dealer and retaining the other original copy bearing the signature of Dealer for your records.

Yours faithfully,

[DEALER]

By:
Name:
Title:

Agreed and accepted by:

BROADSTONE NET LEASE, INC.

By:
Name:
Title:

Exh. D-26

ANNEX A

PRIVATE PLACEMENT PROCEDURES

If Counterparty delivers Unregistered Settlement Shares pursuant to paragraph 12 above (a “Private Placement Settlement”), then:

(a) all Unregistered Settlement Shares shall be delivered to Dealer (or any affiliate of Dealer designated by Dealer) pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof;

(b) as of or prior to the date of delivery, Dealer and any potential purchaser of any such shares from Dealer (or any affiliate of Dealer designated by Dealer) identified by Dealer shall be afforded a commercially reasonable opportunity to conduct a due diligence investigation with respect to Counterparty customary in scope for private placements of equity securities of issuers comparable to Counterparty (including, without limitation, the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them);

(c) as of the date of delivery, Counterparty shall enter into an agreement (a “Private Placement Agreement”) with Dealer. (or any affiliate of Dealer designated by Dealer) in connection with the private placement of such shares by Counterparty to Dealer (or any such affiliate) and the private resale of such shares by Dealer (or any such affiliate), substantially similar to private placement purchase agreements customary for private placements of equity securities, in form and substance commercially reasonably satisfactory to Dealer, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating, without limitation, to the indemnification of, and contribution in connection with the liability of, Dealer and its affiliates and the provision of customary opinions, accountants’ comfort letters and lawyers’ negative assurance letters, and shall provide for the payment by Counterparty of all reasonable fees and expenses in connection with such resale, including all reasonable fees and expenses of counsel for Dealer, and shall contain representations, warranties, covenants and agreements of Counterparty reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales; and

(d) in connection with the private placement of such shares by Counterparty to Dealer (or any such affiliate) and the private resale of such shares by Dealer (or any such affiliate), Counterparty shall, if so requested by Dealer, prepare, in cooperation with Dealer, a private placement memorandum in form and substance reasonably satisfactory to Dealer.

In connection with the foregoing, Dealer acknowledges and agrees that a Private Placement Agreement and private placement memorandum substantially similar to the Equity Distribution Agreement and prospectus used in connection with the public offering of Shares pursuant thereto (with such modifications thereto as are reasonably satisfactory to Dealer taking into account the exempt resale of the Unregistered Settlement Shares, then-current facts and circumstances and such other factors as Dealer determines appropriate in its good faith and reasonable discretion, including with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures generally applicable in similar situations and applied in a non-discriminatory manner (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer)), respectively, shall satisfy the documentation requirements set forth in clauses (c) and (d) above.

Exh. D-27

In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Unregistered Settlement Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Unregistered Settlement Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Unregistered Settlement Shares.

If Counterparty delivers any Unregistered Settlement Shares in respect of the applicable Transaction, Counterparty agrees that (i) such Shares may be transferred by and among Dealer and its affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

Exh. D-28

ANNEX B

SUPPLEMENTAL CONFIRMATION

To:	[Broadstone Net Lease, Inc. 800 Clinton Square, Rochester, New York, 14604 Fax: 585-625-3680 Attention: Legal]

From:	[DEALER NAME AND NOTICE INFORMATION]

Date:	[●], 20[●]

Ladies and Gentlemen:

This Supplemental Confirmation is the Supplemental Confirmation contemplated by the Master Confirmation dated as of [●], 2021 (the “Master Confirmation”) between Broadstone Net Lease, Inc. (“Counterparty”) and [DEALER NAME] (“Dealer”). This Supplemental Confirmation is a binding contract between Dealer and Counterparty as of the date hereof.

All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

a)	the Trade Date is [●];

b)	the Maturity Date is [●];

c)

the Hedge Completion Date shall be as specified by Dealer in a pricing report in a form substantially similar to Exhibit A hereto furnished by Dealer to Counterparty promptly after the end of the Forward Hedge Selling Period (the “Pricing Report”);

d)	the Initial Number of Shares shall be as specified by Dealer in the Pricing Report;

e)	the Volume-Weighted Hedge Price shall be as specified by Dealer in the Pricing Report;

f)	the Net Percentage is [●]%;

g)	the Spread is [●]%;

h)	the Initial Forward Price shall be as specified by Dealer in the Pricing Report;

i)	the Initial Stock Loan Rate is [●] basis points per annum; and

j)	the Maximum Stock Loan Rate is [●] basis points per annum.

Forward Price Reduction Dates and Forward Price Reduction Amounts are as set forth in Schedule I hereto.

Exh. D-29

Please confirm that the foregoing correctly sets forth the terms of the agreement between Dealer and Counterparty by executing one original copy of this Supplemental Confirmation and returning such copy to Dealer and retaining the other original copy bearing the signature of Dealer for your records.

Yours faithfully,

[DEALER]

By:
Name:
Title:

Agreed and accepted by:

BROADSTONE NET LEASE, INC.

By:
Name:
Title:

Exh. D-30

Schedule I

FORWARD PRICE REDUCTION DATES AND AMOUNTS

Forward Price Reduction Date	Forward Price Reduction Amount

Trade Date	USD 0.00
[●]	USD [●]
[●]	USD [●]
[●]	USD [●]
[●][4]	USD [●]

[4]	Insert Forward Price Reduction Date that falls after the Maturity Date.

Exh. D-31

EXHIBIT A

PRICING REPORT

To:	[Broadstone Net Lease, Inc. 800 Clinton Square, Rochester, New York, 14604 Fax: 585-625-3680 Attention: Legal]

From:	[DEALER NAME AND NOTICE INFORMATION]

Date:	[●], 20[●]

This Pricing Report is being furnished by [DEALER] (“Dealer”) to Broadstone Net Lease, Inc. (“Counterparty”) in accordance with the Supplemental Confirmation dated as of [DATE] (the “Supplemental Confirmation”) between Dealer and Counterparty. This Pricing Report specifies the terms required by the Supplemental Confirmation and supplements, forms part of and is subject to the Supplemental Confirmation and the Master Confirmation dated as of [DATE] (the “Master Confirmation”) between Dealer and Counterparty.

For all purposes under the Supplemental Confirmation,

(a)	the Hedge Completion Date is [●];

(b)	the Initial Number of Shares is [●];

(c)	the Volume-Weighted Hedge Price is [●]; and

(d)	the Initial Forward Price is [●].

Yours faithfully,

[DEALER]

By:
Name:
Title:

Exh. D-32

EXHIBIT E

Form of Forward Placement Notice

From:	Broadstone Net Lease, Inc.

Cc:	[●]

To:	[●]

Date:	[●]

Subject:	Forward Placement Notice

Reference is made to the Equity Distribution Agreement, dated as of August 23, 2021 (the “Agreement”), among Broadstone Net Lease, Inc., a Maryland corporation (the “Company”), and Broadstone Net Lease, LLC, a New York limited liability company (the “Operating Partnership,” and, together with the Company, the “Transaction Parties”), each confirms its agreement (this “Agreement”) with each of BMO Capital Markets Corp., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, BTIG, LLC, Capital One Securities, Inc., KeyBanc Capital Markets Inc., Samuel A. Ramirez & Co., Inc., Regions Securities LLC, TD Securities (USA) LLC and Truist Securities, Inc., as sales agent, principal and/or (except in the case of BTIG, LLC, Capital One Securities, Inc., Samuel A. Ramirez & Co., Inc., Regions Securities LLC and TD Securities (USA) LLC) forward seller (in such capacity, each a “Manager” and together, the “Managers”), and each of Bank of Montreal, Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC and Truist Bank, as forward purchaser (in such capacity, each a “Forward Purchaser,” and together, the “Forward Purchasers”) with respect to the issuance and sale from time to time by the Company of shares (the “Shares”) of the Company’s common stock, $0.00025 par value per share (the “Common Stock”), having an aggregate offering price of up to $400,000,000 (the “Maximum Amount”) through or to a Manager, as sales agent or principal, on the terms and subject to the conditions set forth in this Agreement. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Agreement or the Form of Master Confirmation set forth in Exhibit D to the Agreement (the “Form Confirmation”)].

The Company desires to enter into a Forward, including a related Confirmation, on the following terms:

Forward Hedge Selling Period:	[●]-[●]

Maximum Number of Shares to be Sold Daily:	[●]

Exh. E-1

Aggregate Maximum Forward Hedge Amount:	[USD][●]

Minimum Price per Share:[5]	USD[●]

Forward Seller Commission:	[●]%

Spread:	[●]%

Initial Stock Loan Rate:	[●]%

Maximum Stock Loan Rate:	[●]%

Trade Date:	[●], 20[●]

Maturity Date:	[●], 20[●]

Forward Price Reduction Dates / Amounts (USD):	[●], 20[●] / USD[●]

[●], 20[●] / USD[●]

[●], 20[●] / USD[●]

[●], 20[●] / USD[●]

[Other Deviations from Form Confirmation:]	[●]

Very truly yours,

BROADSTONE NET LEASE, INC.

By:
Name:
Title:

[5]	Adjustable by the Company during the Forward Hedge Selling Period.

Exh. E-2